                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              DOCUCON, INCORPORATED
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:
            Common Stock, par value $0.01 per share

      2. Aggregate number of securities to which transaction applies:
            3,512,989 Shares of Common Stock

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
            $ .14 per share

      4. Proposed maximum aggregate value of transaction:

            $491,818

      5. Total fee paid:

            $45.25

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.    Amount Previously Paid:
       2.    Form, Schedule or Registration Statement No.:
       3.    Filing Party:
       4.    Date Filed:

                              DOCUCON, INCORPORATED
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 15, 2002

      A special meeting (the "Special Meeting") of stockholders (the "Stockholders") of Docucon, Incorporated (the "Company") will be held at 329 E. Ramsey, San Antonio, Texas 78216, at 9:30 a.m., Central Standard Time, on Friday, March 15, 2002:

      A. DIGITAL VISION MERGER. At the Special Meeting, Stockholders will be asked to consider and vote upon the following proposals to:

      o Approve and adopt the Agreement and Plan of Merger, as amended, by and among the Company, DocuconMerger, L.P., a wholly owned subsidiary of the Company, and Digital Vision Systems, Inc. ("DVS").

      o Authorize the Board of Directors to effectuate a reverse split of one (1) share of the Company's common stock (the "Common Stock") for fifteen (15) shares of the Company's issued and outstanding Common Stock, to facilitate the merger with DVS.

      o Amend the Company's Articles of Incorporation to change the Company's name to "DVS Holdings, Inc."

      o Elect five new directors to a seven-person Board of Directors. Two of the current directors will continue in office, and five new directors will be added by DVS.

      o     Approve and adopt the 2002 Non-Qualified Stock Option Plan.

      B. OTHER BUSINESS. At the Special Meeting, the Stockholders may also transact any other business that properly comes before the Special Meeting or any adjournment or postponement of it. The Board of Directors is not aware of any other business that will be presented for consideration at the Special Meeting.

      Stockholders of record at the close of business on January 2, 2002 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

      If you cannot attend the Special Meeting in person, please date and execute the accompanying proxy card and return it promptly to the Company. If you attend the Special Meeting, you may revoke your proxy and vote in person if you desire to do so, but attendance at the Special Meeting does not itself serve to revoke your proxy.



      RALPH BROWN
      Secretary

                              QUESTIONS AND ANSWERS
                     ABOUT THIS PROXY AND THE AGREEMENT WITH
                          DIGITAL VISION SYSTEMS, INC.


Q.    WHO IS SOLICITING MY PROXY?

A.    The Board of Directors of Docucon,
      Incorporated (the "Company").

Q.    WHERE AND WHEN IS THE SPECIAL MEETING OF STOCKHOLDERS?

A. 9:30 a.m., Central Standard Time, Friday, March 15, 2002, at 329 E. Ramsey, San Antonio, Texas 78216.

Q.    WHAT AM I VOTING ON?

A. The Board of Directors of the Company is seeking the authorization of the Stockholders to (1) approve and adopt the Agreement and Plan of Merger, as amended, by and among the Company, its wholly owned subsidiary and DVS;
      (2) authorize the Board of Directors to effect a reverse split of one share of Common Stock for fifteen (15) shares of the Company's issued and outstanding Common Stock for the purpose of facilitating the merger with DVS; (3) amend the Company's Articles of Incorporation to change the Company's name to "DVS Holdings, Inc."; (4) elect five new directors to a seven-person Board of Directors; and (5) approve and adopt the 2002 Non-Qualified Stock Option Plan.

Q.    WHY SHOULD THE STOCKHOLDERS AUTHORIZE THE MERGER AND RELATED ACTIONS?

A. The Board of Directors of the Company has thoroughly considered the advantages and disadvantages of merging with DVS at this time. The Board believes that the merger may provide significant value to the Company and its Stockholders by offering opportunities for growth using DVS' security industry products and services and its related expertise. The proposed merger would result in DVS' current stockholders owning approximately 92.5% of the Company. The Company's current Stockholders would own approximately 7.5% of the Company after the merger. The number of shares of Common Stock currently authorized by the Company's Articles of Incorporation are insufficient to complete the merger without an increase in the authorized shares of Common Stock, or in the alternative, a reverse split of the Common Stock. The Board believes that a reverse split, or a decrease in the number of shares of Common Stock outstanding, is the preferable alternative because it may result in greater marketability and liquidity of the Common Stock.

Q.    WILL STOCKHOLDERS HAVE APPRAISAL RIGHTS?



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

A. No. Stockholders of the Company will not have appraisal rights as a result of this transaction.

Q.    WHAT SHOULD STOCKHOLDERS DO NOW?

A. Stockholders should mail their signed and dated proxy card in the enclosed envelope, as soon as possible, so that their shares will be represented at the Company's Special Meeting of Stockholders.

Q.    MAY STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED A SIGNED PROXY
      CARD?

A. Yes. Stockholders may change their vote in one of three ways at any time before their proxies are used. First, Stockholders may revoke their proxies by written notice. Second, Stockholders may complete new, later-dated proxy cards. Third, Stockholders may attend the Special Meeting of Stockholders and vote in person.

Q.    HOW ARE SHARES HELD IN A BROKER'S NAME VOTED?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if the beneficial Stockholder provides the broker with written instructions on how to vote. Absent such instructions, these shares will not be voted. Stockholders are urged to instruct their brokers in writing to vote shares held in street name for the proposed transaction.

Q.    WHOM SHOULD STOCKHOLDERS CALL WITH QUESTIONS?

A. Company Stockholders who have questions about the transaction should call Robert W. Schwartz, the Company's President and Chief Executive Officer at
      (518) 786-7733 or RSCHWARTZ@SHGGROUP.COM.

Disclosure Regarding Forward-Looking Statements

      This proxy statement (the "Proxy Statement") contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's post-merger actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences include: (1) concentration of the Company's assets into one industry segment; (2) the nature of the security industry (as defined herein); (3) the impact of changing economic conditions; (4) the actions of competitors, including pricing and new product introductions; and (5) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the risk factors detailed in the Company's previous filings with the Securities and Exchange Commission (the "Commission"). In assessing forward-looking statements contained herein, Stockholders are urged to read carefully all cautionary statements contained in this Proxy Statement and in those other filings with the Commission.

                              DOCUCON, INCORPORATED
                          PROXY STATEMENT INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies (the "Proxy" or "Proxies") by and on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on March 15, 2002 or any adjournment thereof. This Proxy Statement, the Notice of Special Meeting and the accompanying Proxy are being mailed to Stockholders on or about February 15, 2002.

      The Company's principal executive offices are located at 329 E. Ramsey, San Antonio, Texas 78216. The Company's telephone number is (210) 342-1190.

      As to all matters that may come before the Special Meeting, each Stockholder will be entitled to one vote for each share of Common Stock of the Company held at the close of business on January 2, 2002. The holders of a majority of the shares of Common Stock of the Company presented in person or by proxy and entitled to vote will constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. On January 2, 2002, the record date for the Special Meeting, there were 3,658,767 shares of Common Stock outstanding and seven (7) shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") outstanding, each share of which is entitled to cast 8,333 votes as Common Stock. With respect to references herein to votes to be taken at the Special Meeting of Stockholders, the term "Common Stock" shall include the Company's Common Stock and the shares of Common Stock into which the outstanding Series A Preferred Stock may be converted, and with respect to which the holders of such Preferred Stock are entitled to vote. Thus, the equivalent number of shares entitled to vote at the Special Meeting of Stockholders is 3,798,767 (3,658,767 shares of Common Stock and 140,000 shares of Common Stock obtainable upon conversion of Series A Preferred Stock).

      The purposes of the Special Meeting of Stockholders are to:

      o Approve and adopt the Agreement and Plan of Merger, as amended, by and among the Company, DocuconMerger, L.P., a wholly owned subsidiary of the Company, and DVS.

      o Authorize the Board of Directors to effectuate a reverse split of one (1) share of Common Stock for fifteen (15) shares of the Company's issued and outstanding Common Stock, to facilitate the merger with DVS.

      o Amend the Company's Articles of Incorporation to change the Company's name to "DVS Holdings, Inc."

      o Elect five new directors to a seven-person Board of Directors. Two of the current directors will continue in office, and five new directors will be added by DVS.

      o     Approve and adopt the 2002 Non-Qualified Stock Option Plan.

The Company is not currently aware of any other matters that will come before the Special Meeting. The approval of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the Special Meeting, is required for approval of each of the proposals (the "Proposal" or "Proposals") set forth in this Proxy Statement. A quorum equal to a majority of the outstanding Common Stock must be present in person or by proxy at the Special Meeting in order to consider the Proposals.

      All shares of Common Stock represented by properly executed Proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, such Proxy will be voted FOR each of the items proposed in this Proxy Statement. Abstentions and broker non-votes will be counted as shares present for purposes of establishing a quorum with respect to all the Proposals. Abstention votes will be counted as having voted AGAINST any Proposal. Broker non-votes will not be considered as either FOR or AGAINST votes with respect to any Proposal. Enclosed also for use at the Special Meeting is a form of Proxy. A Stockholder may revoke any such Proxy at any time before it is exercised either by giving written notice to the Secretary of the Company of such revocation or submitting a subsequently dated Proxy to the Company prior to the Special Meeting. A Stockholder attending the Special Meeting may revoke his/her Proxy and vote in person if he/she desires to do so, but attendance at the Special Meeting will not of itself revoke the Proxy.

                            PROPOSALS BY STOCKHOLDERS

      No proposals by Stockholders of the Company are to be presented at the Special Meeting of Stockholders.

        PROPOSAL 1: APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER

GENERAL

      The Company's Board of Directors agreed to the terms of a letter of intent, dated March 30, 2001, which proposed the corporate combination (the "Merger") of DVS, a Nevada corporation, and the Company. On September 6, 2001, the Company's Board of Directors entered into an amended letter agreement, which amended the terms of the proposed Merger with DVS. The terms of the Merger provide that the current stockholders of DVS will own approximately 92.5% of the combined entity. On December 28, 2001, the Board of Directors approved the Agreement and Plan of Merger by and among DocuconMerger, L.P., DVS and Docucon, Incorporated (the "Merger Agreement").

REASONS FOR THE PROPOSAL

      As a result of the sale of substantially all of its operating assets to TAB Products Co. ("TAB"), the Company effectively became a "shell" company with no revenues and continuing general and administrative expenses. The Company's on-going activities have been related to efforts to realize value for its remaining assets. If the Merger is consummated, the Company will be engaged in the security industry (further described below).

      DVS is a privately held Nevada corporation chartered in May 2000. DVS manufactures and distributes video surveillance systems based upon digital compression technology. DVS' software management systems and related digital recording hardware are marketed worldwide for camera surveillance security applications for retail, education, manufacturing, government and military users, among others. More information about DVS products can be obtained on DVS' web site at www.dvshq.com. DVS' point of contact and principal office address is Phillip Michael (Mike) Hardy, President, 329 E. Ramsey, San Antonio, Texas 78216 and its telephone number is (210) 342-1190.

PLANS FOR FUTURE OPERATIONS AFTER THE MERGER

      The Company's wholly owned subsidiary, DocuconMerger, L.P. will continue business operations as a going concern.

      Following the consummation of the Merger, the Company's Stockholders will retain approximately 7.5% of the equity of the Company, subject to further dilution for future issuance of equity securities. Former DVS stockholders will own approximately 92.5% of the Company's equity, subject to further dilution for future issuance of equity securities. The Merger will not result in any changes in the rights of the Company's Stockholders.

BACKGROUND OF THE MERGER

      As a result of the sale of substantially all of the Company's operating assets to TAB, the Company has discontinued its operations. The Company's on-going activities are related to its efforts to realize value, if any, from its remaining assets, including the Company's publicly traded "shell."

      On March 15, 2001, representatives of DVS and the Company met at DVS' principal office in San Antonio, Texas, and reviewed the key strategic, operating and financial elements of DVS. On March 30, 2001, DVS proposed that DVS and the Company enter into the Merger. DVS and the Company then signed a non-binding letter of intent regarding such proposed Merger.

      On April 3, 2001, the Company publicly announced the terms of the letter of intent as initially proposed, the Merger would result in DVS' current stockholders ("DVS Stockholders") owning 90.5% of the Company and the Company's Stockholders owning the remaining 9.5% of the Company's Common Stock. Additionally, the Company's Stockholders would receive warrants for an additional 2.0% of the combined entity, contingent upon future performance of the Common Stock market price. Furthermore, in exchange for services performed during negotiation, and for continuing to serve as Chief Executive Officer and a director of the Company, Robert W. Schwartz, or his designee, would receive 0.6% of the 9.5% reserved for the Company's Stockholders. The Merger was further conditioned on DVS obtaining $2.5 million in new capital and the Company having at least $150,000 in cash.

      Beginning on April 1, 2001, in San Antonio, Texas, management of the Company conducted a due diligence review and analysis of DVS. As a result of such review, and subsequent changes in the financial position of DVS and the Company, DVS proposed updated terms and various other matters to be contained in a definitive merger agreement and plan of reorganization between DVS and the Company. The Company called a meeting of the Board of Directors, to be held on September 6, 2001, to consider the modified terms of the transaction. The Board of Directors approved the changes to the terms of the letter of intent and, on September 25, 2001, reported on Form 8-K that DVS Stockholders would receive an increased number of shares of Common Stock of the Company, such that DVS Stockholders would own 92.5% of the Company's Common Stock and the Company's Stockholders would own the remaining 7.5% of the Company's Common Stock. Further changes provided that the Company's Stockholders would not receive any warrants; and Robert Schwartz would receive a reduced 0.5% share to be allocated from the 7.5% interest received by the Company's Stockholders. In calculating the foregoing percentages, it is assumed that ownership percentages are determined by reference to fully-diluted, as if converted shares of the Company's Common Stock outstanding for both the Company and DVS. Through the Merger, DVS would become a wholly owned subsidiary of the Company.

      During the weeks following September 17, 2001, representatives of the Company and DVS negotiated and drafted the Merger Agreement, which was subsequently approved by the Boards of Directors of the Company and DVS.

THE COMPANY'S REASONS FOR THE MERGER

      The decision of the Company's Board of Directors to approve the Merger and the Letter Agreement followed months of exploration, research and analysis of the advantages and disadvantages of merging with various companies, including DVS. In making its recommendation to the Stockholders of the Company, the Board of Directors considered a number of factors, including those noted immediately below, which were determined by the Board to favor a decision to consummate the Merger, and those set forth in the subsequent paragraphs, which the Board determined did not favor a decision to consummate the Merger:

      (i) The Company's overall goals and future business plans are to realize value for its remaining assets consisting principally of the publicly traded "shell" corporation;

      (ii) The current financial condition and future prospects for the Company, especially in light of the Board's conclusion that the Company's continued existence without revenue generating operations may be jeopardized, and that the Board had considered filing for bankruptcy;



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

      (iii) The very promising future of the security services industry and management's expectations regarding probable trends in the market valuation of companies in such industry;

      (iv)  The terms of the Merger, as reflected in the Agreement;

      (v) The fact that costs associated with the Merger will be paid by DVS, including but not limited to professional fees associated with the preparation of the Merger Agreement and related agreements; and

      (vi) The fact that no offer to purchase the "shell" exceeding that of DVS had been received by the Company; although various indications of interest had been expressed.

      The Company's Board also considered the following potentially unfavorable factors in its deliberations concerning the proposed Merger.

IF DVS IS NOT ABLE TO MANAGE ITS GROWTH EFFECTIVELY, ITS BUSINESS AND OPERATING RESULTS COULD SUFFER.

      DVS has grown rapidly over its short operating life and expects to continue rapid growth in its operations. DVS' future success will depend in part on its continued ability to manage growth effectively. As its operations continue to expand worldwide, management issues are likely to become more complex and challenging. DVS also expects to examine regularly opportunities to acquire other companies or lines of business. Acquisitions present a number of significant financial, operational and legal risks. It may also be difficult to combine the operations of an acquired business with DVS' operations, without suffering the loss of key personnel, customers or distributors. If DVS fails to manage its growth effectively or experiences problems with any acquisitions, its future operations and financial results will be adversely affected.

DVS' BUSINESS IS VULNERABLE TO RISKS ASSOCIATED WITH THE SALE OF COMPLEX, TECHNICAL SYSTEMS.

      DVS' business has, to a significant extent, been based on the sale of complex technical systems typically used in an enterprise network environment. DVS continues to emphasize these systems in its product development and marketing plans. Users of these systems, such as government agencies or retail companies, require systems that provide an exceptionally high level of reliability. Such systems are typically more costly to design, build and support. Contracts for large installations typically involve a lengthy and complex bidding and selection process that involves third parties who actually would be the bidding party. DVS' ability to obtain particular contracts may depend on pricing and capabilities of these third parties. In addition, the timing and scope of these opportunities as well as the pricing and margins associated with any eventual contract award are difficult to forecast, and may vary from transaction to transaction.

BECAUSE THE MARKET FOR DVS' PRODUCTS IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY, DVS' CONTINUED SUCCESS WILL DEPEND ON ITS ABILITY TO ENHANCE ITS EXISTING PRODUCTS AND TO INTRODUCE NEW PRODUCTS ON A TIMELY AND COST-EFFECTIVE BASIS.

      The market for DVS' products is characterized by rapidly changing technology, frequent new product introductions and enhancements, and evolving industry standards. DVS' continued success will depend to a significant extent upon its ability to anticipate accurately the evolution of new products and technologies and to enhance its existing products. It will also depend on its ability to develop and introduce innovative new products that gain market acceptance. DVS can make no assurances that it will continue to be successful in selecting, developing, manufacturing and marketing new products or enhancing its existing products on a timely or cost-effective basis. In addition, DVS' products utilize complex hardware and software technology that performs critical functions to highly demanding standards. The greater the complexity of DVS' products, the greater is the risk of future performance problems or delays in product introductions, which could damage DVS' business and financial results.

DVS EXPECTS TO HAVE SIGNIFICANT INTERNATIONAL SALES, WHICH SUBJECTS IT TO RISKS INHERENT IN FOREIGN OPERATIONS.

      A significant portion of DVS' future sales is expected to be to customers outside of the United States. International transactions involve particular risks, including political decisions affecting tariffs and trade conditions, rapid and unforeseen changes in economic conditions in individual countries, turbulence in foreign currency and credit markets, and increased costs resulting from lack of proximity to the customer. DVS' products must be designed to meet the regulatory standards of foreign markets, and any inability to obtain foreign regulatory approvals could cause it to lose sales opportunities. In addition, international sales frequently require special features and customization to satisfy local market conditions, and certain international customers may require longer payment terms than DVS typically provides.

      Volatility in international currency exchange rates may have an impact on DVS' operating results. DVS expects to have significant contracts payable in foreign currencies. As a result of the unpredictable timing of purchase orders and payments under these contracts, and other factors, it is often not practicable for DVS to hedge effectively the risk of significant changes in currency rates during the contract period. Since DVS may engage in currency hedging only to a limited extent, if at all, its financial results can be affected by the impact of currency fluctuations in any particular period, as well as by the cost of any such hedging activities that DVS does perform.

DVS HAS AND EXPECTS TO CONTINUE TO MAKE INVESTMENTS IN NEW TECHNOLOGY.

      DVS believes that its investments will enable it to participate in technology innovation opportunities in areas of interest to it without having to dedicate the capital and management resources that would be necessary for such participation through its own internal research and development efforts.

      DVS also intends to initiate relationships that may result in eventual expansion of its product and marketing positions and potential acquisition opportunities. DVS will seek to leverage its technological expertise and establish relationships in the technology, business and financial communities in order to identify and participate in special opportunities. Investments in new technology, however, are subject to a number of risks associated with the limited operating history of such ventures and the frequent absence of a proven utility of the technology involved. While DVS does not regard its strategic investment activities as a primary element of its overall business plan, it expects to continue to allocate some of its liquid assets to such activities as part of its long-term growth strategy.

DVS' FUTURE SUCCESS DEPENDS ON ITS EXISTING KEY PERSONNEL, THE LOSS OF WHOM COULD ADVERSELY IMPACT ITS BUSINESS AND OPERATING RESULTS.

      DVS' future success will depend, to a considerable extent, on the contributions of senior management and key employees, some of whom are not subject to employment agreements and/or would be difficult to replace.

      DVS' future success depends also on its ability to attract and retain qualified employees in all areas of its business. Competition for such personnel is intense, particularly in the computer and communications industries. In order to attract and retain talented and qualified personnel, and to provide incentives for their performance, DVS has emphasized the award of stock options as an important element of its compensation program.

DVS' BUSINESS AND OPERATING RESULTS MAY SUFFER FROM INCREASED EXPENDITURES IN ITS OPERATIONS.

      DVS has significantly increased expenditures in all areas of its operations during the recent year, and plans to continue to make significant investment in the growth of its operations during future periods. The competitiveness of DVS' products and its ability to take advantage of future growth opportunities will depend upon its ability to enhance the range of features and capabilities of its existing product lines, develop new generations of products and expand its marketing, sales and product support capabilities. In many instances, DVS will have to make large expenditures for research and development and product marketing in anticipation of future market requirements that are uncertain and may undergo significant change prior to product introduction. The success of DVS' efforts will depend, to a considerable extent, on its ability to, in a timely manner, anticipate future market requirements and successfully implement corresponding research and development and marketing programs.

THIRD PARTIES MAY INFRINGE UPON DVS' PROPRIETARY TECHNOLOGY AND DVS MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

      Although DVS uses what it believes to be customary and appropriate measures to protect its technology, these measures may not prove to be successful, and DVS' competitors may be able to develop independently similar technology. DVS currently holds a limited number of preliminary United States and foreign patents, and DVS periodically files additional applications for patents on various features of its products. DVS can make no assurances that claims allowed with respect to any current or future patents will prove to be sufficiently broad to protect its technology. In addition, DVS can make no assurances that its intellectual property rights will not be challenged, invalidated or circumvented, or that any such rights will provide significant benefits.

      DVS has received, from time to time, communications from third parties, including some of their competitors, alleging infringement of certain of such parties' intellectual property rights. Although these types of communications are common in the computer and telecommunications industries, and DVS has in the past been able to obtain any necessary licenses on commercially reasonable terms, DVS can offer no assurance that it would prevail in any litigation to enjoin the sale of any of its products on the basis of such alleged infringement, or that it would be able to license any valid patents on reasonable terms.

THE TRADING PRICE OF THE COMPANY'S COMMON STOCK MAY BE VOLATILE.

      The trading price of the Company's Common Stock may be affected by the risk factors described in this Proxy Statement as well as prevailing economic and financial trends and conditions in the public securities markets. Stock prices of companies in technology businesses tend to exhibit a high degree of volatility. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant adverse effect on the trading price of the Company's Common Stock in any given period. Such shortfalls may result from events that are beyond the Company's immediate control, can be unpredictable and, since a significant proportion of its sales during each fiscal quarter often occurs in the latter stages of the quarter, may not be discernible until the end of a financial reporting period. These factors can contribute to the volatility of the trading price of the Company's Common Stock regardless of its long-term prospects. The trading price of the Company's Common Stock may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publicly held companies in the security industry in general, and in DVS' industry in particular, which may not have any direct relationship with its business or prospects.

      The Company's Board of Directors did not believe that the foregoing unfavorable factors were sufficient, either individually or collectively, to outweigh potential advantages of the proposed Merger.

INTEREST OF CERTAIN PERSONS IN THE MERGER

     The Merger is not conditioned upon any employment arrangements between DVS and the current executive officers of the Company. However, upon the closing of the Merger, Mr. Robert W. Schwartz shall receive 0.5% of the Company's total post-Merger stock. This stock shall be issued from the percentage (7.5%) of stock to be held by the current Company Stockholders.

     Additionally, two directors of the Company, Messrs. Edward Gistaro and Chauncey Schmidt, and a former employee of the Company, Mr. Alan Hobgood, shall receive a total of approximately 452,000 shares of the Company's Common Stock, in settlement and resolution of amounts payable to each of them. Messrs. Gistaro and Schmidt had previously advanced money to the Company, and Mr. Hobgood is due amounts under a separation agreement. The Common Stock issued to Messrs. Gistaro, Schmidt and Hobgood will be included within the percentage (7.5%) of Common Stock to be received by the current Company Stockholders in the Merger.

REGULATORY APPROVALS

      Consummation of the Merger Agreement does not require any regulatory approvals other than the federal filings required under applicable U. S. securities laws in connection with this Proxy Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      THIS SECTION IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY FROM THE PROPOSED MERGER. EXCEPT WHERE SPECIFICALLY NOTED, THIS SUMMARY DOES NOT APPLY TO STATE OR LOCAL TAXES. THE SUMMARY IS BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, JUDICIAL DECISIONS, UNITED STATES TREASURY DEPARTMENT REGULATIONS PROMULGATED THEREUNDER, ADMINISTRATIVE RULINGS OF THE UNITED STATES TREASURY DEPARTMENT, AND OTHER INTERPRETATIONS THEREOF, ANY OF WHICH COULD BE CHANGED AT ANY TIME. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY CONSEQUENCES RESULTING FROM THE PROPOSED MERGER.

      The proposed Reverse Merger will not have any federal income tax consequences to the Company's Stockholders because no distributions will be made to the Stockholders.

ACCOUNTING TREATMENT

      As the terms of the Merger were finalized and announced subsequent to June 30, 2001, the Merger will be accounted for under the provisions of Statements of Financial

Accounting Standards No.'s 141 BUSINESS COMBINATIONS (FAS 141) and FAS 142, GOODWILL AND OTHER INTANGIBLE ASSETS. As such, the Merger is accounted for as a purchase, and any resulting goodwill will not be amortized, but will be tested for impairment under FAS 142 in future periods. For accounting purposes, DVS will be treated as the acquirer.


EXPENSES AND OTHER FEES

      DVS will bear all expenses in respect of the Merger, including any professional fees.


                   SUMMARY OF THE AGREEMENT AND PLAN OF MERGER

      The following is a brief summary of certain provisions of the Merger Agreement.

      THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE MEANING SET FORTH IN THE MERGER AGREEMENT. ALL STOCKHOLDERS ARE URGED TO CAREFULLY READ THE MERGER AGREEMENT IN ITS ENTIRETY.

THE MERGER

      Pursuant to the terms and conditions of the Merger Agreement, on the closing date, DVS will merge with and into DocuconMerger, L.P. ("DocuconMerger"), a Texas limited partnership and wholly owned subsidiary of the Company. The separate corporate existence of DVS shall cease and DocuconMerger shall continue as the surviving entity of the Merger (the "Surviving Entity"). All the property, rights, privileges, powers and franchises of DVS and DocuconMerger shall vest in the Surviving Entity, and all debt, liabilities, obligations, restrictions, disabilities and duties of each of DVS and DocuconMerger shall become the debt, liabilities, obligations, restrictions and duties of the Surviving Entity.

GENERAL PARTNER OF DOCUCONMERGER

      DocuconSub, L.L.C., a Texas limited liability company and wholly owned subsidiary of the Company ("DocuconSub") shall serve as the general partner of DocuconMerger and after the Merger shall be the general partner of the Surviving Entity. All rights and duties of DocuconSub shall be in accordance with the Certificate of Limited Partnership and the Limited Partnership Agreement of DocuconMerger and the Texas Revised Limited Partnership Act.

DIRECTORS AND OFFICERS OF DOCUCON

      On the closing date, the Company's Board of Directors shall consist of seven (7) members, divided into three (3) classes, who shall initially include Robert W. Schwartz, Edward P. Gistaro and five (5) members appointed by DVS. Members of the Board of Directors will be divided into three (3) classes: Class 1, Class 2 and Class 3. Class 1 directors shall serve until the 2003 annual Stockholders' meeting, Class 2 directors shall serve until the 2004 annual Stockholders' meeting and Class 3 directors shall serve until the 2005 annual Stockholders' meeting. Upon election of Class 1, Class 2 and Class 3 directors at, respectively, the 2003, 2004 and 2005 annual Stockholders' meetings, each director shall thereafter serve a three (3) year term, at the conclusion of which he or she may be reelected at the corresponding annual Stockholders' meeting. The directors shall elect the Company's officers.

MERGER CONSIDERATION; CONVERSION OF SECURITIES

      At the effective time, in accordance with the term of the Merger Agreement, and as consideration for the Merger ("Merger Consideration"), all of DVS' shares, issued and outstanding immediately prior to the closing date (the "DVS Shares"), shall be canceled and converted into the right to receive 0.3737 ("Exchange Ratio") shares of the Common Stock, $.01 par value, of the Company ("Docucon Shares"). The Exchange Ratio for the conversion of securities will be calculated by reference to fully diluted, as if converted, common shares outstanding for both Docucon and DVS, to result in a post-merger ownership by DVS stockholders of 92.5% and the Company's Stockholders of 7.5% of Docucon Shares. Docucon shall authorize a sufficient number of authorized but unissued and unreserved shares of Docucon Shares to consummate the Merger. Each share issued as a result of the Merger shall be a validly issued, fully paid and non-assessable share of the Common Stock, $.01 par value, of Docucon.

THE CLOSING

      Subject to the pre-Merger conditions as set forth in the Merger Agreement, the Merger shall be consummated by filing Articles of Merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas. Immediately prior to filing the Articles of Merger, a closing will be held the offices of Loeffler, Jonas & Tuggey, LLP, 755 East Mulberry Avenue, Suite 200, San Antonio, Texas 78212.

REPRESENTATION AND WARRANTIES

      The Merger Agreement contains various representations and warranties made by DVS including, among others, representations and warranties related to; (i) corporate organization and similar corporate matters; (ii) authorization and enforceability; (iii) subsidiaries; (iv) consent and approval; (v) title to assets; (vi) inventories; (vii) litigation and claims pending; (viii) compliance with laws and regulations; (ix) absence of certain changes or events since December 31, 2001; (x) title to intellectual property; (xi) contracts and agreements; (xii) facilities; (xiii) insurance; (xiv) accounts receivable; (xv) warranty obligations; (xvi) business records; (xvii) environmental matters; (xviii) taxes;

(xix) employment benefit plans and other employee matters; and (xx) compliance with law and accuracy to material facts and other information delivered to the Company.

      The Merger Agreement contains various representations and warranties made by the Company including, among others, representations and warranties related to (i) corporate organization and similar corporate matters; (ii) authorization and enforceability; (iii) absence of violations of existing agreements; and (iv) compliance with other instruments and laws.

PRE-MERGER COMMITMENTS AND COVENANTS OF DVS

      In addition to those representations and warranties listed above, DVS has also agreed to the following commitments and covenants pending closing; (i) DVS will be funded with an additional $2.5 million in operating capital; (ii) DVS will promptly notify the Company of any event of subsequent date that would render any representation or warranty listed above untrue or inaccurate in any material respect; (iii) DVS will also notify the Company of any material adverse change in assets or the assumed liabilities or intellectual property, or the financial condition of DVS' business. DVS has also agreed to conduct its business in the ordinary course consistent with past practices and will use reasonable commercial efforts to retain, protect and preserve the assets and intellectual property of the business, including DVS' relationship with its consultants, independent contractors, licensers, suppliers, vendors, representatives, distributors, and other customers, all in the ordinary course of business. Furthermore, until the closing, and upon reasonable notice, DVS will allow representatives of the Company reasonable access to business records and facilities relating to the assets. DVS shall use reasonable commercial efforts to obtain any and all consents necessary for the effective assignment of all the contracts to be assumed by DocuconMerger. DVS will also use reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent to the closing of the Merger.

MUTUAL COVENANTS

      Both the Company and DVS have agreed to (i) take all action and do all things necessary in order to consummate and make effective the proposed Merger;
(ii) continue the enforceability and effect of the confidentiality agreement entered into by the parties; (iii) make all necessary filings with respect to the acquisition in accordance with the Securities Act, the Exchange Act and applicable blue sky or similar securities laws; (iv) provide pre-Merger notification or other appropriate filings with federal state or local governmental bodies or applicable foreign government agencies; (v) obtain all consents, waivers, approvals and authorization orders required in connection with the authorization and execution of the Merger Agreement; (vi) cooperate and provide information necessary for the preparation of all documents, agreements, tax returns, and other instruments prior to the closing date and; (vii) use in regard to the Merger their respective reasonable commercial efforts to carry out the communications plan addressed to their respective customers, suppliers, employees, investors and strategic partners.

CONDITIONS TO CLOSING

      The respective obligations of each party to the Merger Agreement to be performed at the closing, are subject to satisfaction of the following conditions: (i) no order shall have been entered and not vacated by any court or administrative agency of competent jurisdiction which enjoins or constrains the Merger; (ii) all permits, authorizations, approvals and orders shall have been obtained and be in full force and effect at the date of closing; (iii) there shall be no litigation pending or threatened by any governmental entity in which an injunction is or may be sought against the transaction or acquisition, or in which the relief sought against any party to the Merger Agreement as a result of the Merger Agreement in which, in the good faith and judgment of the board of directors of either party, such adverse party has the probability of prevailing and such relief would have a material adverse effect on such party; (iv) the Merger Agreement and transaction contemplated thereby shall be approved by the Company's Stockholders.

CONDITIONS TO OBLIGATIONS OF THE COMPANY

      The obligation of the Company to effect the transaction to be performed by it at closing is subject to satisfaction of the conditions set forth below.

       All representations and warranties of DVS shall be true and correct in all material respects. All terms, covenants, and conditions of the Merger Agreement shall have been duly complied with and performed in all material respects. DVS will deliver the following items at closing: (i) an audited balance sheet pertaining to DVS as of December 31, 2000 and an unaudited interim financial statement as of September 30, 2001; (ii) a Secretary's Certificate, (iii) an opinion of counsel; and (iv) all other documents required under the Merger Agreement.

CONDITIONS TO OBLIGATIONS OF DVS

      The obligation of DVS to effectuate the transaction is subject to satisfaction, at or prior to closing, of the following additional conditions:
(i) all representations and warranties shall be true and correct in all material respects; (ii) all terms, covenants and conditions of the Merger Agreement shall be complied with at or before closing; (iii) approval by the Company's Stockholders; (iv) an opinion of counsel; and (v) all other documents required under the Merger Agreement.

POST-MERGER MATTERS

      Following the Merger, DVS (having merged with and into DocuconMerger L.P.) will continue its operations as a wholly owned subsidiary of the Company for some period of time to be determined by the Company. The membership of DVS' Board of Directors will remain unchanged as a result of the Merger. DVS' Stockholders will become Stockholders of the Company, and their rights as Stockholders of the Company will be governed by the Company's charter, the Company's bylaws, and the laws of the State of Delaware.

      The Company shall pay all taxes arising from or relating to the transaction contemplated in the Merger Agreement, including ad valorem property or similar taxes.

TERMINATION

      The Merger Agreement may be terminated prior to closing either before or after approval of the Stockholders by (i) mutual written consent of both parties; (ii) if the closing shall not have occurred by March 31, 2002; (iii) if a governmental entity and a court of competent jurisdiction issues a final and non appealable order, decree or ruling permanently restraining or enjoining the Merger; (iv) by other parties should Special Meeting of Stockholders have been held and completed and the Company's Stockholders have taken a vote and not elected to authorize the Board to implement a reverse split of the Company's Common Stock; (v) by DVS if the representations and warranties of the Company prove to be inaccurate; or (vi) by the Company if the representations and warranties of DVS prove to be inaccurate.

EFFECT OF TERMINATION

       In the event of any termination of the Merger Agreement, the proposed Merger shall be abandoned and there shall be no liability on the part of either party except for the material breach of any representation, warranty or covenant that is within the control of the party in breach. All fees and expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby shall be paid DVS.

SURVIVAL  OF REPRESENTATIONS AND WARRANTIES

      The representations and warranties made by the parties to the Merger Agreement shall survive the closing of the Merger and shall continue in full force and effect until the first anniversary of the closing date.

INDEMNIFICATION

      DVS and the Company have agreed to indemnify, defend and hold harmless each other, their respective stockholders, officers, directors, employees, attorneys, all subsidiaries and affiliates, and their respective officers, directors, employees, and attorneys of such entities from, against any and all losses, asserted against, relating to, imposed upon, resulting from, incurred by reason of, based upon or rising out of the following: (i) the breach, inaccuracy, falsity or incompleteness of any representation or warranty; (ii) the breach or non performance of any covenant or agreement contained or made pursuant to the Merger Agreement; (iii) any losses arising out of any oral contract to which either party is a party and did not disclose such oral contract to the other; (iv) any excluded liability; or (v) any breach by DVS of the Merger Agreement.

                      MARKET PRICE DATA AND RELATED MATTERS

COMMON STOCK INFORMATION

      The Company's Common Stock is quoted on the OTC Bulletin Board. The range of high and low bid prices for the Common Stock is set below for the periods indicated:

                        BY QUARTER ENDED                   PRICE
                        ----------------         ------------------------
                                                  HIGH               LOW
                                                 ------            ------
     FISCAL YEAR 1999:
                        FIRST QUARTER            $ 0.97            $ 0.63
                        SECOND QUARTER             0.69              0.44
                        THIRD QUARTER              0.97              0.50
                        FOURTH QUARTER             0.75              0.41

      FISCAL YEAR 2000:
                        FIRST QUARTER            $ 0.44            $ 0.08
                        SECOND QUARTER             0.47              0.16
                        THIRD QUARTER              0.45              0.16
                        FOURTH QUARTER             0.69              0.28

      FISCAL YEAR 2001:
                        FIRST QUARTER            $ 0.09            $ 0.08
                        SECOND QUARTER             0.17              0.09
                        THIRD QUARTER              0.09              0.06
                        FOURTH QUARTER             0.36              0.06

      FISCAL YEAR 2002:
                        FIRST QUARTER            $ 0.28            $ 0.12


DIVIDENDS

      NO COMMON STOCK DIVIDENDS. The Company has never paid cash dividends on its Common Stock and intends to retain earnings, if any, for use in the operation and expansion of its business. The amount of future dividends, if any, will be determined by the Board of Directors based upon the Company's earnings, financial condition, capital requirements, and other conditions.

      DIVIDENDS IN ARREARS ON PREFERRED STOCK. Dividends accrue quarterly on the Company's Series A Preferred Stock at the rate of 11% per annum of the original issue price per share. Such dividends may be paid in cash or in shares of the Common Stock in the sole discretion of the Board of Directors. The Board of Directors has never declared dividends. Dividends in the amount of approximately $217,250.00 are therefore now accrued. Prior to and as a condition to closing the Merger, the Company will seek conversion of the Series A Preferred Stock and satisfaction of accrued dividends, by issuance of 20,000 shares of Common Stock for each share of Series A Preferred Stock, to be included within the percentage of Common Stock to be received by the current Stockholders of the Company.

                          Unaudited Pro Forma Combined
                Condensed Financial Statements of DVS and Docucon

The following unaudited pro forma combined condensed financial statements give effect to the Merger as a purchase of Docucon Incorporated ("Docucon") by Digital Vision Systems, Inc. ("DVS"). For accounting purposes, DVS has been treated as the acquirer; accordingly, the net assets of Docucon have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

The unaudited pro forma combined condensed balance sheet at December 31, 2001 gives effect to the Merger as if it occurred on December 31, 2001. The unaudited pro forma combined condensed statement of operations for the year ended
December 31, 2001 gives effect to the Merger as if it had occurred on January 1, 2001.

Certain financing transactions are required as a prerequisite to the Merger. The unaudited pro forma combined condensed balance sheet at December 31, 2001 was prepared based upon the unaudited historical balance sheets of DVS and Docucon, adjusted for certain financing transactions as if such transactions occurred on December 31, 2001. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 was prepared based upon the audited historical statements of operations of DVS and Docucon, adjusted for certain financing transactions as if such transactions had occurred on January 1, 2001.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of DVS and Docucon. Certain amounts in the Docucon financial statements have been reclassified to conform to DVS' presentation.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Merger and the above-described financing and merger transactions of DVS and Docucon occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

             Unaudited Pro Forma Combined Condensed Balance Sheet of
                                 DVS and Docucon

                                December 31, 2001

                                                                                                                  DVS AND
                                             HISTORICAL                  OTHER               MERGER               DOCUCON
                                  ---------------------------------    PRO FORMA            PRO FORMA             PRO FORMA
                                        DVS            DOCUCON        ADJUSTMENTS          ADJUSTMENTS            COMBINED
                                  --------------------------------------------------     ---------------     -----------------

ASSETS
Current assets:

  Cash and cash equivalents        $           -    $      65,545    $     700,000  (a)   $           -        $     736,145
                                                                           (29,400) (c)
  Restricted cash                              -          267,500         (257,500) (b)               -               10,000
  Accounts receivable                    193,116                -                -                    -              193,116
  Inventories                            104,272                -                -                    -              104,272
  Prepaid expenses and other
    assets                                 6,548            3,712                -                    -               10,260
                                  --------------------------------------------------    ----------------     -----------------
Total current assets                     303,936          336,757          413,100                                 1,053,793

Property and equipment, net              135,080           10,266                -                    -              145,346
Intellectual property, net               945,221                -                -                    -              945,221
Goodwill                                       -                -                -            2,119,224  (g)       2,119,224
Other assets                               8,655            1,760                -                    -               10,415


                                  --------------------------------------------------    ----------------     -----------------

Total assets                       $   1,392,892    $     348,783    $     413,100        $   2,119,224        $   4,273,999
                                  ==================================================    ================     =================

              Unaudited Pro Forma Combined Condensed Balance Sheet
                         of DVS and Docucon (continued)

                                December 31, 2001

                                                                                                                    DVS AND
                                              HISTORICAL                   OTHER               MERGER               DOCUCON
                                     ---------------------------------    PRO FORMA           PRO FORMA            PRO FORMA
                                           DVS            DOCUCON        ADJUSTMENTS         ADJUSTMENTS            COMBINED
                                     --------------------------------------------------    -----------------    -----------------

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued
    expenses                          $     820,878    $     470,913    $    (257,500) (b)   $     100,000  (h)   $   1,096,425
                                                                              (37,866) (c)
  Related party notes payable               428,630          108,334         (108,334) (c)               -              428,630
                                     --------------------------------------------------    -----------------    -----------------
Total current liabilities                 1,249,508          579,247         (403,700)             100,000            1,525,055

Liability for preferred stock
  subscribed but not issued               1,300,000                -                                     -            1,300,000

Stockholders' equity (deficit):
  Preferred stock                                 -                7               (7) (d)               -                    -
  Common stock                                7,500           36,588            4,524  (c)          20,542  (i)          30,876
                                                                                1,400  (d)
                                                                              (39,678) (e)
  Additional paid-in capital              1,032,750       10,231,240        2,400,000  (a)       1,998,682  (j)       5,319,170
                                                                              112,276  (c)     (10,515,134) (k)
                                                                               19,678  (d)
                                                                               39,678  (e)
  Stockholder note receivable                     -                -       (1,800,000) (a)               -           (1,800,000)
  Common stock to be issued                 750,000                -                -                    -              750,000
  Retained earnings (deficit)            (2,816,616)     (10,494,063)         (21,071) (d)      10,515,134  (k)      (2,816,616)
  Treasury stock                           (130,250)          (4,236)         100,000  (a)               -              (34,486)
                                     -------------------------------------------------     -----------------    -----------------
Total stockholders' equity (deficit)     (1,156,616)        (230,464)         816,800            2,019,224            1,448,944
                                     -------------------------------------------------     -----------------    -----------------

Total liabilities and
  stockholders' equity (deficit)      $   1,392,892    $     348,783    $     413,100        $   2,119,224        $   4,273,999
                                     =================================================     =================    =================

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                          Unaudited Pro Forma Combined
              Condensed Statement of Operations of DVS and Docucon

                          Year Ended December 31, 2001

                                                                                                                    DVS AND
                                             HISTORICAL                    OTHER               MERGER               DOCUCON
                                    ---------------------------------    PRO FORMA           PRO FORMA             PRO FORMA
                                          DVS            DOCUCON        ADJUSTMENTS          ADJUSTMENTS            COMBINED
                                    --------------------------------------------------     ---------------      --------------
Net sales                            $     818,242    $           -    $           -        $           -        $     818,242

Operating expenses:
  Cost of sales                            400,258                -                -                    -              400,258
  Depreciation and amortization            236,062           36,901                -              (33,479) (l)         239,484
  Selling, general and
    administrative                       1,577,356          384,621                -                    -            1,961,977
                                    --------------------------------------------------     ----------------     ----------------
Total operating expenses                 2,213,676          421,522                -              (33,479)           2,601,719
                                    --------------------------------------------------     ----------------     ----------------
Operating loss from continuing
  operations                            (1,395,434)        (421,522)               -               33,479           (1,783,477)

Other expense, net                          31,839              719                -                    -               32,558
                                    --------------------------------------------------     ----------------     ----------------
Loss from continuing operations         (1,427,273)        (422,241)               -               33,479           (1,816,035)

Preferred stock dividend                         -          (19,250)          19,250  (f)               -                    -
                                    --------------------------------------------------     ----------------     ----------------

Net loss from continuing
  operations applicable to
  common stockholders                $  (1,427,273)   $    (441,491)   $      19,250        $      33,479        $  (1,816,035)
                                    ==================================================     ================     ================

Basic and diluted loss from
  continuing operations per
  common share                       $       (0.23)   $       (0.12)   $                    $       (0.27)       $       (0.62)
                                    ==================================================     ================     ================

Weighted average shares outstanding      6,078,719        3,658,767       (2,375,354)          (4,431,978)           2,930,154
                                    ================================================== =   ================     ================

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon

OTHER PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed financial statements of DVS and Docucon reflect pro forma adjustments for certain transactions that are required as a condition to the Merger, as if such transactions had occurred at December 31, 2001 for purposes of the unaudited pro forma combined condensed balance sheet as of December 31, 2001 and at January 1, 2001 for purposes of the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001. A summary of these transactions is as follows:

DVS TRANSACTION

In January 2002, DVS entered into a transaction with an unrelated third party to issue 1,000,000 shares of DVS common stock in exchange for $700,000 cash and an unsecured five-year note receivable of $1,800,000, payable quarterly with interest at 7.0%. Shares were issued from treasury stock. This transaction was completed as a condition of the Merger with Docucon, and the transaction is reflected in the "Other Pro Forma Adjustments" column.

DOCUCON TRANSACTIONS

In 2000, Docucon sold substantially all of its operating assets to Tab Products, Co. ("TAB"). A portion of the proceeds from the sale were placed in escrow for the settlement of certain liabilities subject to a claims resolution process detailed in the asset purchase agreement. During 2001, Docucon and TAB entered into an extended period of good-faith negotiation resulting in TAB making a settlement offer which was accepted by Docucon and effectively resolved in December 2001, with payment being made in January 2002. The terms of the settlement include a release of approximately $193,000 plus all accrued interest on the initial $250,000 escrow sum to Docucon, less the sum of approximately $147,000 payable to TAB on certain accounts receivable transferred to TAB under the TAB Asset Purchase Agreement, and a release of approximately $46,000 to TAB for related expenses, labor costs, and legal fees. The remaining $10,000 of the escrow funds shall remain in escrow for an additional six-month period for remaining open issues with the Department of Labor ("DOL") as claimed by TAB. The use of released cash to pay down existing liabilities is reflected in the "Other Pro Forma Adjustments" column.

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

OTHER PRO FORMA ADJUSTMENTS (CONTINUED)

Prior to the Merger, Docucon is required to settle certain liabilities and notes payable to former employees and related parties outstanding at December 31, 2001 totaling approximately $146,200 through the payment of approximately $29,400 cash and the issuance of 452,425 shares of Docucon common stock with a fair value of approximately $116,800. These liabilities were to be paid out of the remaining proceeds of the TAB settlement, after winding down the business. The proposed settlement, and its result on earnings per share available to common stockholders, is reflected in the "Other Pro Forma Adjustments" column.

Prior to the Merger, Docucon is required to convert all preferred shares outstanding to common stock. Docucon will exchange all outstanding shares (seven shares) of its preferred stock for common stock at a ratio of 20,000 shares of common stock per share of preferred stock, resulting in the issuance of 140,000 additional shares of Docucon common stock. The shares issued in excess of the original conversion ratio of 8,333 shares of common stock per share of preferred stock (58,331 common shares in total) have been treated as a stock dividend and recorded at the fair value of Docucon's stock as a reduction of retained earnings (deficit). This exchange, which is required by the Agreement and Plan of Merger, and its result on earnings per share available to common stockholders, is reflected in the "Other Pro Forma Adjustments" column.

Prior to the Merger, Docucon expects to effectuate a fifteen (15) to one (1) Reverse Split of its stock to be able to issue shares of stock under its authorization in the articles of incorporation. The Reverse Split will be voted on along with the Merger, as further described in the Proxy. The Reverse Split, and its result on earnings per share available to common stockholders, is reflected in the "Other Pro Forma Adjustments" column.

"Other Pro Forma Adjustments" to the unaudited pro forma combined condensed balance sheet at December 31, 2001 are as follows:

     DVS TRANSACTION:

     (a) Reflects the private placement of 1,000,000 shares of DVS common stock in a $2.5 million transaction (issued from treasury shares), as follows:

                Assets:
                  Cash received                                                       $    700,000

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

OTHER PRO FORMA ADJUSTMENTS (CONTINUED)

     DVS TRANSACTION (CONTINUED):

              Liabilities and stockholders' equity (deficit):
                Additional paid-in capital ($2.50 per share x 1,000,000 shares,
                  less cost of treasury shares)                                       $  2,400,000
                Five-year, interest-bearing note receivable, shown net of
                  stockholders' equity (deficit)                                        (1,800,000)
                Shares issued out of treasury stock ($.10 cost per share x
                  1,000,000)                                                               100,000

     DOCUCON TRANSACTIONS:

     (b)   Reflects release of restricted cash in the TAB settlement, net of
             $10,000 retained, as described above, as follows:
                Assets:
                  Release of restricted cash                                              (257,500)
                Liabilities and stockholders' equity (deficit):
                  Payment of outstanding liabilities, including $193,000 to TAB           (257,500)

     (c)   Reflects reduction of outstanding related party notes payable and other liabilities which were to be paid out of the remaining proceeds of the TAB settlement, after winding down the business.
             The liabilities will be settled, as described above, as follows:
                Assets:
                  Cash paid                                                                (29,400)
                Liabilities and stockholders' equity (deficit):
                  Reduction of accrued liabilities                                         (37,866)
                  Reduction of related party notes payable                                (108,334)
                  Par value of common shares issued (452,425 x $.01)                         4,524
                  Additional paid-in capital ($146,200, less cash paid and
                    par value of shares issued)                                            112,276

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

OTHER PRO FORMA ADJUSTMENTS (CONTINUED)

     DOCUCON TRANSACTIONS (CONTINUED):

     (d)   Reflects conversion of 7 shares of Docucon preferred stock into
             140,000 shares of common, as follows:
               Liabilities and stockholders' equity (deficit):
                 Reduction of par value of preferred stock                            $         (7)
                 Increase in par value of common stock for 140,000 shares
                   converted at $.01 per share                                               1,400
                 Increase in paid-in capital for the stock dividend, less
                   the difference in par value on conversion                                19,678
                 Reduction of retained earnings (deficit) for fair value of shares given in excess of the original conversion ratio
                   and treated as a stock dividend                                         (21,071)

     (e)   Reflects reverse stock split in 15:1 ratio, reducing shares outstanding from 4,251,192 to 283,413, as follows:
               Liabilities and stockholders' equity (deficit):
                 Reduction of par value for stock split                                    (39,678)
                 Increase to additional paid-in capital                                     39,678

"Other Pro Forma Adjustments" to the unaudited combined condensed statements of operations for the year ended December 31, 2001 are as follows:

     DOCUCON TRANSACTIONS:

     (f)   Reflects elimination of preferred stock dividend requirement in the
             calculation of net income (loss) applicable to common stockholders       $     19,250

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

MERGER PRO FORMA ADJUSTMENTS

The Merger Agreement provides for the exchange of DVS shares of common stock into shares of Docucon common stock, subsequent to the fifteen (15) to one
(1) Reverse Split, at a ratio of .3737 shares of Docucon common stock for each share of DVS common stock, including shares in treasury. For accounting purposes, DVS is the acquirer, and the value of the transaction is based on the estimated value of DVS shares exchanged in the Merger, based on the most recent private placement offer contemplated in these pro forma financial statements as part of the "Other Pro Forma Adjustments." As the terms of the Merger were finalized and announced subsequent to June 30, 2001, the Merger will be accounted for under the provisions of Statements of Financial Accounting Standards Nos. 141, "Business Combinations" (FAS 141), and 142, "Goodwill and Other Intangible Assets" (FAS 142). As such, the Merger is accounted for as a purchase, and any resulting goodwill will not be amortized but will be tested for impairment under FAS 142 in future periods. These pro forma financial statements do not reflect any amortization for any period presented in accordance with FAS 141 and 142.

In accordance with the Terms of the Merger, Robert W. Schwartz was to receive shares representing .5% of the shares held by former Docucon stockholders immediately prior to the Merger as compensation for his services in negotiating the Merger. As such, subsequent to the Reverse Split, Schwartz will receive 1,424 shares of common stock, which will be included in the number of shares used to compute the estimated purchase price.

The unaudited pro forma combined condensed financial statements of DVS and Docucon reflect the Merger, as follows:

     Docucon common shares outstanding December 31, 2001                                 3,658,767
     Plus:
       Pro forma conversion of notes payable and certain liabilities for common
         shares                                                                            452,425
       Pro forma conversion of preferred shares to common                                  140,000
                                                                                     --------------
                                                                                         4,251,192

     Effect of 15:1 reverse stock split                                              DIVIDED BY 15
                                                                                     --------------
     Docucon shares outstanding after reverse split                                        283,413

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

MERGER PRO FORMA ADJUSTMENTS (CONTINUED)

     Shares issued to Robert Schwartz in accordance
       with the terms of the Merger                                                             1,424
                                                                                        --------------
     Docucon shares outstanding prior to the Merger                                           284,837

     Estimated value per share:
       Share price of the most recent DVS private placement            $     2.50
       Divided by share conversion ratio                                    .3737
                                                                      ------------
       Value per share of Docucon stock                                                  $       6.69
                                                                                        --------------
     Estimated value of common stock issued                                                 1,905,560

     Estimated transaction costs                                                              100,000
                                                                                        --------------

     Total estimated purchase price                                                       $ 2,005,560
                                                                                        ==============

For purposes of these statements the total estimated purchase price was allocated as follows:

     Total estimated purchase price                                                      $  2,005,560
     Plus liabilities assumed at December 31, 2001:
       Accounts payable and accrued expenses                                                  175,547

     Less fair value of net assets received:
       Fair value of other current assets and other assets             $   41,617
       Fair value of restricted cash                                       10,000
       Fair value of property and equipment                                10,266
                                                                      ------------
       Net identifiable assets received                                                       (61,883)
                                                                                        --------------

     Estimated purchase price allocated to goodwill                                      $  2,119,224
                                                                                        ==============

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

MERGER PRO FORMA ADJUSTMENTS (CONTINUED)

"Pro Forma Merger Adjustments" to the unaudited pro forma combined condensed balance sheet at December 31, 2001 are as follows:

     (g)   Fair value of goodwill, based on fair value of net equity issued,
             net of fair value of acquired assets and liabilities                        $  2,119,224

     (h)   Liability for estimated transaction costs of $100,000                              100,000

     (i)   Adjustment to par value of common stock for Docucon shares issued, after shares issued in exchange for DVS shares and including shares
             issued to Robert Schwartz, less par value of DVS stock                            20,542

     (j)   Adjustment to additional paid-in capital for fair value of shares issued, net of book value of assets received, adjustment to par value, and elimination of retained earnings (deficit) of Docucon,
             after other pro forma adjustments (c), (d), and (e)                            1,998,682

     (k)   Elimination of Docucon retained earnings (deficit) against paid-in
             capital, after other pro forma adjustment (d)                                 10,515,134

"Pro Forma Merger Adjustments" to the unaudited combined condensed statements of operations for the year ended December 31, 2001 are as follows:

     DOCUCON TRANSACTIONS:

     (l)   Adjustment to Docucon depreciation expense based on adjusted residual value of property and equipment acquired, depreciated over
             estimated useful life of three years                                        $    (33,479)

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

MERGER PRO FORMA ADJUSTMENTS (CONTINUED)

Pro forma combined basic and diluted share information of DVS and Docucon and earnings per share for the year ended December 31, 2001 are as follows:

                                                                                        YEAR ENDED
                                                                                    DECEMBER 31, 2001
                                                                          ----------------------------------
     Docucon historical weighted average shares outstanding                     3,658,767
     Plus Docucon shares issued, other pro forma adjustments                      592,425
                                                                          ----------------
                                                                                4,251,192

     Adjusted for pro forma 15:1 reverse split                              DIVIDED BY 15
                                                                          ----------------
                                                                                  283,413

     Plus shares issued to Robert Schwartz                                          1,424
                                                                          ----------------
     Docucon pro forma weighted average shares outstanding                                        284,837

     DVS historical weighted average shares outstanding                         6,078,719
     Plus DVS shares issued, other pro forma adjustments                        1,000,000
                                                                          ----------------
     DVS pro forma weighted average shares outstanding                          7,078,719

     Decrease in weighted average common stock outstanding to
       account for Docucon stock given in the merger at the share conversion number of 0.3737 for each share of
       DVS common stock                                                        (4,433,402)
                                                                          ----------------
     DVS pro forma weighted average shares outstanding, as converted                            2,645,317
                                                                                               -----------

     Pro forma combined weighted average shares outstanding                                     2,930,154
                                                                                               ===========

                          Notes to Unaudited Pro Forma
           Combined Condensed Financial Statements of DVS and Docucon
                                   (continued)

MERGER PRO FORMA ADJUSTMENTS (CONTINUED)

Pro forma combined earnings of DVS and Docucon per share are as follows:

                                                                                          YEAR ENDED
                                                                                          DECEMBER 31
                                                                                             2001
                                                                                      ------------------
     Pro forma combined net loss from continuing operations                              $  (1,816,035)
     Pro forma combined weighted average shares outstanding                                  2,930,154
                                                                                      ------------------

     Pro forma basic and diluted loss from continuing operations per share               $       (0.62)
                                                                                      ==================

OTHER SIGNIFICANT TRANSACTIONS

Prior to the Merger, DVS expects to settle the $1,300,000 liability for preferred stock subscribed but not issued outstanding at December 31, 2001 through the issuance of 1,400,000 shares of DVS common stock. As the stock's approximate fair value is $3,500,000, DVS expects to recognize a loss on extinguishment of $2,200,000. As this transaction is not required as a condition of the Merger, it has not been included in the unaudited pro forma combined condensed financial statements of DVS and Docucon. Had it been included, it would have increased pro forma combined weighted average shares outstanding by 523,180 shares and decreased pro forma basic and diluted loss from continuing operations per share by $0.09 per share for the year ended December 31, 2001.

Prior to the Merger, DVS expects to issue 500,000 shares of common stock to settle its obligation for common stock to be issued related to an agreement to acquire intellectual property. As this transaction is not required as a condition of the Merger, it has not been included in the unaudited pro forma combined condensed financial statements of DVS and Docucon. Had it been included, it would have increased pro forma combined weighted average shares outstanding by 186,850 shares and decreased pro forma basic and diluted loss from continuing operations per share by $0.04 per share for the year ended December 31, 2001.

Digital Vision Systems, Inc.

Financial Statements

YEAR ENDED DECEMBER 31, 2001 AND PERIOD FROM INCEPTION (MAY 5, 2000) TO DECEMBER 31, 2000 WITH REPORT OF INDEPENDENT AUDITORS

                          Digital Vision Systems, Inc.

                              Financial Statements


                        Year Ended December 31, 2001 and
            Period From Inception (May 5, 2000) to December 31, 2000


                                    CONTENTS


Report of Independent Auditors .............................................1

Financial Statements

Balance Sheets .............................................................2
Statements of Operations ...................................................4
Statements of Stockholders' Deficit ........................................5
Statements of Cash Flows ...................................................6
Notes to Financial Statements ..............................................8

                         Report of Independent Auditors

Board of Directors and Stockholders
Digital Vision Systems, Inc.

We have audited the accompanying balance sheets of Digital Vision Systems, Inc. (the Company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the year ended
December 31, 2001 and the period from inception (May 5, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Vision Systems, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from inception (May 5, 2000) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company does not have significant revenues and has sustained operating losses, has an accumulated deficit in stockholders' equity, and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. (Management's plans in regard to these matters are also described in Note 1.) The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


San Antonio, Texas
April 30, 2002

                          Digital Vision Systems, Inc.

                                 Balance Sheets

                                                                                DECEMBER 31
                                                                         2001                 2000
                                                                -------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                          $            -       $        1,517
 Accounts receivable:
  Trade, net of allowance for doubtful accounts
   of $58,093 and $-0- at December 31, 2001
   and 2000, respectively                                                  192,027               29,970
  Employees                                                                  1,089               20,741
 Inventory                                                                 104,272               53,828
 Prepaid expenses                                                            6,548               20,063
                                                                -------------------------------------------
Total current assets                                                       303,936              126,119

Property and equipment                                                     184,798              126,130
Less accumulated depreciation                                               49,718               11,276
                                                                -------------------------------------------
Net property and equipment                                                 135,080              114,854

Other assets:
 Intellectual property, net of accumulated amortization
   of $230,786 and $33,086 at December 31, 2001 and
   2000, respectively                                                      945,221              392,921
 Deposits                                                                    8,655               11,655
                                                                -------------------------------------------
                                                                           953,876              404,576


                                                                -------------------------------------------

Total assets                                                        $    1,392,892       $      645,549
                                                                ===========================================

                                                                                DECEMBER 31
                                                                         2001                 2000
                                                                -------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable:
   Trade                                                            $      527,792       $      100,370
   Employee                                                                 13,868                    -
  Accrued expenses                                                         279,218               34,522
  Related party notes payable                                              428,630                    -
                                                                -------------------------------------------
Total current liabilities                                                1,249,508              134,892

Noncurrent liabilities:
  Liability for preferred stock subscribed but not
   issued, net of subscription receivable                                1,300,000            1,300,000

Stockholders' deficit:
  Common stock, $.001 par value; 100,000,000 shares authorized,
   7,500,000 shares issued and 6,197,500 and 6,000,000 shares
   outstanding at December 31, 2001 and 2000, respectively                   7,500                7,500
  Additional paid-in capital                                             1,032,750              742,500
  Common stock to be issued                                                750,000                    -
  Less cost of treasury stock, 1,302,500 and 1,500,000
   shares at December 31, 2001 and 2000, respectively                     (130,250)            (150,000)
  Accumulated deficit                                                   (2,816,616)          (1,389,343)
                                                                -------------------------------------------
Total stockholders' deficit                                             (1,156,616)            (789,343)
                                                                -------------------------------------------

Total liabilities and stockholders' deficit                         $    1,392,892       $      645,549
                                                                ===========================================

SEE ACCOMPANYING NOTES.

                          Digital Vision Systems, Inc.

                            Statements of Operations

                                                                                          PERIOD FROM
                                                                                           INCEPTION
                                                                      YEAR ENDED        (MAY 5, 2000) TO
                                                                      DECEMBER 31          DECEMBER 31
                                                                         2001                  2000
                                                               --------------------------------------------
Sales                                                               $      818,242       $       44,955

Operating expenses:
 Cost of goods sold                                                        400,258               24,029
 Sales and marketing                                                       460,455              545,637
 General and administrative                                              1,116,901              520,270
 Depreciation                                                               38,362               11,276
 Amortization                                                              197,700               33,086
                                                               --------------------------------------------
Total operating expenses                                                 2,213,676            1,134,298
                                                               --------------------------------------------
Loss from operations                                                    (1,395,434)          (1,089,343)

Other expense:
 Interest                                                                   31,839              300,000
                                                               --------------------------------------------

Net loss                                                            $   (1,427,273)      $   (1,389,343)
                                                               ============================================


Basic and diluted net loss per share of common stock                $         (.23)      $         (.23)

Weighted average shares outstanding used in computing
 basic and diluted loss per share of common stock                        6,078,719            6,000,000

SEE ACCOMPANYING NOTES.

                          Digital Vision Systems, Inc.

                       Statements of Stockholders' Deficit

                                                        COMMON STOCK
                               ---------------------------------------------------------------
                                           ISSUED                     TREASURY STOCK              ADDITIONAL         COMMON
                               ------------------------------ --------------------------------     PAID-IN         STOCK TO BE
                                   SHARES          AMOUNT        SHARES           AMOUNT           CAPITAL           ISSUED
                               ---------------  ------------- -------------- ----------------- ----------------  ----------------
Balance at May 5, 2000
  (inception)                             -       $      -              -      $         -       $         -       $         -

Common stock issued for
  property and services           4,500,000          4,500              -                -           445,500                 -

Shares returned to treasury               -              -      1,500,000         (150,000)                -                 -

Common stock issued with
  preferred shares subscribed
  but not issued                  3,000,000          3,000              -                -           297,000                 -

Net loss                                  -              -              -                -                 -                 -
                               ---------------  ------------- -------------- ----------------- ----------------  ----------------

Balance at December 31, 2000      7,500,000          7,500      1,500,000         (150,000)          742,500                 -
                               ---------------  ------------- -------------- ----------------- ----------------  ----------------
Common stock issued for cash              -              -       (187,500)          18,750           281,250                 -

Offering costs related to the
  issuance of common shares               -              -              -                -           (25,000)                -

Common stock issued for services          -              -        (10,000)           1,000            19,000                 -

Common stock to be issued                 -              -              -                -                 -           750,000

Fair value of warrants issued
  with debt                               -              -              -                -            15,000                 -

Net loss                                  -              -              -                -                 -                 -
                               ---------------  ------------- -------------- ----------------- ----------------  ----------------

Balance at December 31, 2001      7,500,000       $  7,500      1,302,500      $  (130,250)      $ 1,032,750       $   750,000
                               ===============  ============= ============== ================= ================  ================

                                                        TOTAL
                                   ACCUMULATED       STOCKHOLDERS'
                                     DEFICIT           DEFICIT
                                ------------------ ----------------
Balance at May 5, 2000
  (inception)                     $           -      $          -

Common stock issued for
  property and services                       -           450,000

Shares returned to treasury                   -          (150,000)

Common stock issued with
  preferred shares subscribed
  but not issued                              -           300,000

Net loss                             (1,389,343)       (1,389,343)
                                ------------------ ----------------

Balance at December 31, 2000         (1,389,343)         (789,343)
                                ------------------ ----------------
Common stock issued for cash                  -           300,000

Offering costs related to the
  issuance of common shares                   -           (25,000)

Common stock issued for services              -            20,000

Common stock to be issued                     -           750,000

Fair value of warrants issued
  with debt                                   -            15,000

Net loss                             (1,427,273)       (1,427,273)
                                ------------------ ----------------

Balance at December 31, 2001      $  (2,816,616)     $ (1,156,616)
                                ================== ================

SEE ACCOMPANYING NOTES.

                          Digital Vision Systems, Inc.

                            Statements of Cash Flows

                                                                                          PERIOD FROM
                                                                                           INCEPTION
                                                                      YEAR ENDED        (MAY 5, 2000) TO
                                                                      DECEMBER 31          DECEMBER 31
                                                                         2001                 2000
                                                               --------------------------------------------
OPERATING ACTIVITIES
Net loss                                                            $   (1,427,273)      $   (1,389,343)
Adjustments to reconcile net loss to net cash used in
 operating activities:
   Depreciation and amortization                                           236,062               44,362
   Noncash expense for stock issued for services                            20,000              300,000
   Noncash interest expense                                                 15,000              300,000
   Loss on disposal of assets                                                6,376                    -
   Bad debt expense                                                         58,093                    -
   Changes in operating assets and liabilities:
     Accounts receivable, trade                                           (220,150)             (29,970)
     Accounts receivable/accounts payable - employees, net                  33,520              (20,741)
     Inventory                                                             (50,444)             (53,828)
     Prepaid expenses and other assets                                      16,515              (31,718)
     Accounts payable                                                      427,422              100,370
     Accrued expenses                                                      244,696               34,522
                                                                -------------------------------------------
Net cash used in operating activities                                     (640,183)            (746,346)

INVESTING ACTIVITIES
Purchase of property and equipment                                         (64,964)            (126,130)
Purchase of intellectual property license                                        -             (426,007)
                                                                -------------------------------------------
Net cash used in investing activities                                      (64,964)            (552,137)

FINANCING ACTIVITIES
Net proceeds from preferred stock subscribed but not issued                      -            1,300,000
Proceeds from related party notes payable                                  428,630                    -
Cash proceeds from sale of stock                                           300,000                    -
Offering costs related to issuance of common stock                         (25,000)                   -
                                                                -------------------------------------------
Net cash provided by investing activities                                  703,630            1,300,000
                                                                -------------------------------------------
Net (decrease) increase in cash and cash equivalents                        (1,517)               1,517

Cash and cash equivalents at beginning of period                             1,517                    -
                                                                -------------------------------------------

Cash and cash equivalents at end of period                          $            -       $        1,517
                                                                ===========================================

                          Digital Vision Systems, Inc.

                                                                                          PERIOD FROM
                                                                                           INCEPTION
                                                                      YEAR ENDED        (MAY 5, 2000) TO
                                                                      DECEMBER 31          DECEMBER 31
                                                                         2001                 2000
                                                                    ------------------------------------- -
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                            $            -       $            -

Supplemental schedule of noncash investing and financing activities:
   Fair value of intellectual property received in
     exchange for commitment to issue 500,000 shares of
     common stock                                                          750,000                    -

SEE ACCOMPANYING NOTES.

                          Digital Vision Systems, Inc.

                          Notes to Financial Statements

                           December 31, 2001 and 2000

1.  ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Digital Vision Systems, Inc. (the Company) is a start-up company that designs, develops, manufactures, markets, and supports digital video recording systems and related management software, which is considered one segment for reporting purposes. The Company's products are used by a broad range of security management departments in retail, education, financial institutions, government, and other public and commercial organizations worldwide. The Company operates from one location in San Antonio, Texas. Manufacture of the proprietary components and maintenance of the software are currently accomplished at the San Antonio headquarters offices. The Company was incorporated in the state of Nevada on May 5, 2000 and began shipping product in September 2000 to customers around the globe.

BASIS OF PRESENTATION

The Company does not have significant revenues and has sustained operating losses, has an accumulated deficit in stockholders' equity, and has a working capital deficiency. Management has continued to finance the Company through the issuance of preferred and common stock to new and existing investors, and through revenues from product sales. The Company's ability to continue as a going concern will be dependent upon successful execution of the planned financings and ultimately upon achievement of profitable operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

On April 2, 2001, Docucon Inc. (Docucon) announced that its Board of Directors had agreed to the terms of a letter of intent calling for Docucon's acquisition of all outstanding and issued shares of the Company in a reverse merger. On September 6, 2001, Docucon approved changed terms of the letter of intent, and reported that the proposed reverse merger of the Company into Docucon would result in the Company's stockholders owning 92.5% and Docucon stockholders owning the remaining 7.5% of Docucon's common stock. The Board of Directors of Docucon approved the terms of the letter of intent on December 28, 2001. The proposed combination is subject to various significant conditions including but not limited to negotiation and execution of definitive agreements, the

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Company's premerger commitment to fund an additional $2.5 million in operating capital, and approval by both Docucon's and the Company's stockholders.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company recognizes revenue when each of the following four criteria is met:
1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured.

Product sales are recognized upon the shipment of products to the customer. Commissions earned are recognized when customer orders are placed with product suppliers. Customers may return products in the event of product defect or inaccurate order fulfillment. The Company estimates returns based on historical experience and expectations related to returns, which have been minimal to date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

RECLASSIFICATIONS

Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of ninety days or less to be cash equivalents.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including accounts receivable and payable, are assumed to approximate fair value due to the short-term nature of these accounts.

INVENTORY

Inventories consist of component parts and finished goods, which are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the respective assets (three to seven years). Leasehold improvements are being amortized over the life of the lease. Additions and improvements that extend the useful life of an asset are capitalized. Repairs and maintenance are charged to expense as incurred.

LONG-LIVED ASSETS

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. The Company evaluates impairments by using negative cash flows, technological obsolescence, or other unfavorable conditions as indicators of impairment. Impairment losses are also recorded for long-lived assets that are expected to be disposed of.

NET LOSS PER SHARE

Basic earnings per share (EPS) is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. As the Company had a net loss for the years ended December 31, 2001 and 2000, diluted EPS equals basic EPS as potentially dilutive common stock equivalents, which consist of options and warrants, are antidilutive in loss periods.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTELLECTUAL PROPERTY

Intellectual property includes hardware and software that was purchased by the Company from Cieffe Snc di Colciago Fabrizio & C. (Cieffe), as described in
Note 11, as well as other software received in exchange for a commitment to issue 500,000 shares of common stock, as described in Note 9. With the Cieffe purchase the Company also obtained the associated trademarks of the hardware and the intellectual property rights of the software. Intellectual property is being amortized over the estimated life of the software, which has been determined to be five years.

INCOME TAXES

The Company complies with Statement of Financial Accounting Standards (SFAS)
No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes the use of the fair value-based method of accounting for stock-based compensation arrangements, under which compensation cost is determined as of the grant date and is recognized over the periods in which the related services are rendered. SFAS 123 also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), to account for stock-based compensation related to option grants to employees and directors. The Company accounts for its stock-based award plans in accordance with APB 25, and related interpretations, under which compensation expense is recorded to the extent that the current market price of the underlying stock exceeds the exercise price at the date of grant.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Awards granted to nonemployees for goods and services are accounted for using the Black-Scholes method prescribed by SFAS 123 in accordance with Emerging Issues Task Force Consensus No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." These awards are subject to periodic revaluation over their vesting terms. Any compensation is recognized over the vesting period, which is generally the performance period of the related contract.

ADVERTISING

The Company expenses advertising costs as they are incurred. Advertising expense was approximately $145,000 in 2001 and 2000.

SHIPPING AND HANDLING COSTS

Amounts billed to customers for shipping and handling costs are included in net sales. Costs incurred for shipping and handling are included in general and administrative expenses. Shipping and handling costs were approximately $40,000 and $14,000 in 2001 and 2000, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued SFAS Nos. 141 and 142, "Business Combinations" and "Goodwill and Other Intangibles." SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS 142, effective the first quarter of the year ending December 31, 2002, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill is subject to an at least annual assessment for impairment applying a fair value-based test. Additionally, an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of the acquirer's intent to do so. The adoption of SFAS No. 142 is not expected to have a material impact on the Company's financial position or results of operations.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The provisions of SFAS 144 supersede SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and will take effect in fiscal 2003 for the Company. At that time, the Company will ensure existing policies are consistent with the provisions of SFAS 144.

Management does not anticipate that the adoption of any other recent pronouncements will have a significant effect on earnings or the financial position of the Company.

3.  CONCENTRATION OF RISK

CREDIT RISK

The Company's accounts receivable are from various integrators and dealers in the security industry as well as a few direct sales to individual companies. Ongoing credit evaluations of customers' financial conditions are performed, and generally, no collateral is required. The Company maintains reserves for potential credit losses, and such losses have not exceeded management's expectations.

CUSTOMERS

The Company had sales to two customers representing 27% and 10%, respectively, of total sales for the year ended December 31, 2001. Receivables from these two customers represented 47% and -0-%, respectively, of net accounts receivable at December 31, 2001.

For the year ended December 31, 2000, the Company had sales from one customer representing 67% of total sales. At December 31, 2000, receivables from this customer also represented 67% of net accounts receivable.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

4.  INVENTORY

Inventory consists of the following:

                                                        DECEMBER 31
                                                  2001              2000
                                          --------------------------------------
   Component parts                            $     73,073      $     22,088
   Finished goods                                   31,199            31,740
                                          --------------------------------------

                                              $    104,272      $     53,828
                                          ======================================

5.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                       DECEMBER 31
                                                  2001              2000
                                          --------------------------------------
   Leasehold improvements                     $     22,060      $     22,060
   Furniture and equipment                         140,507            99,578
   Computer software                                22,231             4,492
                                          --------------------------------------
                                                   184,798           126,130

   Less accumulated depreciation                    49,718            11,276
                                          --------------------------------------

                                              $    135,080      $    114,854
                                          ======================================

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

6.  ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                        DECEMBER 31
                                                  2001              2000
                                          --------------------------------------
   Federal payroll taxes                      $    209,120      $     23,567
   Severance fees                                   25,000                 -
   Accrued interest                                 16,839                 -
   Accrued vacation pay                             15,864                 -
   Accrued wages                                         -            10,955
   Accrued professional fees                        10,000                 -
   Other                                             2,395                 -
                                          --------------------------------------

                                              $    279,218      $     34,522
                                          ======================================

The Company has been delinquent in paying its federal payroll taxes for 2001. The amount that is stated above includes estimated penalties and interest.

7.  COMMITMENTS

The Company leases office space under a noncancelable operating lease which expired in 2001. Rentals are subject to escalation for increases in property taxes, insurance, and various other expenses. There are no future minimum rental payments of the Company under existing operating lease agreements at December 31, 2001. Rental expense was approximately $55,000 and $24,000 for the years ended December 31, 2001 and 2000, respectively.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

8.  LIABILITY FOR PREFERRED STOCK SUBSCRIBED BUT NOT ISSUED

In August 2000 the Company sold a subscription for preferred stock, common stock, and common stock warrants in exchange for $1,400,000 cash. At
December 31, 2000, the Company has received $1,300,000 of the amount subscribed with the remaining amount received subsequent to year-end. Investors were issued 3,000,000 shares of common stock and nine warrants exercisable for 750,000 shares of common stock. As preferred stock was not yet authorized under the Company's Articles of Incorporation, the Company remained obligated to the investors for the full amount of cash received. As such, the $1,300,000 received at December 31, 2000 has been classified as a noncurrent liability, pending the authorization and issuance of 6,139,364 shares of preferred stock. A portion of the proceeds were allocated to the common stock issued based on the estimated fair value of the common stock issued of $300,000 and to the warrants based on an estimated fair value of $-0-. The difference between the cash proceeds and the fair value of common stock and warrants was recorded as interest expense.

9.  COMMON STOCK

The Company has authorized the issuance of 100,000,000 shares of common stock with a par value of $.001. Effective December 31, 2000, 7,500,000 shares are issued; 6,000,000 shares are outstanding; and 1,500,000 shares are held in treasury. During the year ended December 31, 2000, the Company issued 1,500,000 shares to the escrow agent pending completion of its transaction with Cieffe (which have subsequently been returned to treasury) and 3,000,000 shares pursuant to the subscription agreement for preferred stock. An additional 3,000,000 shares were issued to officers and employees of the Company for services, resulting in compensation expense of $300,000 based on the estimated value of services provided for the year ended December 31, 2000.

During the year ended December 31, 2001, the Company issued 187,500 shares of common stock for cash proceeds of $300,000, less $25,000 in offering costs. An additional 10,000 shares were issued for legal services resulting in professional expense of $20,000, based on the estimated fair value of common stock issued for the year ended December 31, 2001.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

9.  COMMON STOCK (CONTINUED)

As described in Note 8, the Company has received cash in exchange for preferred stock, common stock, and common stock warrants. The warrants were recorded at their fair market value which was $-0-. At December 31, 2001, nine warrants are outstanding and exercisable into 750,000 shares of common stock. The warrants have exercise prices that range from $1 to $5 per share and will expire in August 2003.

As described in Note 10, the Company also issued warrants to purchase 75,000 shares of common stock in conjunction with a note payable. These warrants have an exercise price of $3 per share and will expire in July 2006.

10. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2001, the Company received $428,630 in cash from various related parties in exchange for notes payable. The Company issued a note payable to one stockholder for $200,000 which bears interest at 10% and was due October 15, 2001. Warrants to purchase 75,000 common shares were also issued with the note, and the estimated fair value of warrants of $15,000 was recorded as additional paid-in capital and interest expense for the year ended December 31, 2001. The Company issued a note payable to another stockholder for $200,000 which bears interest at 8% and is due March 15, 2002. These two notes and accrued interest were paid off upon the completion of the $2.5 million financing transaction described in Note 13.

The Company also issued several notes to an employee totaling $28,630 which bear interest at 8% and are due January 31, 2002.

Due to the related party nature of these notes, their fair value is not determinable.

A member of a law firm that provides legal services to the Company is affiliated with an investor in the Company. Fees related to services performed by this firm were approximately $141,000 and $53,000 for the years ended December 31, 2001 and 2000, respectively.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

11. CONTINGENCIES

Prior to December 31, 2000, the Company exercised its rights under a contract between Digital Vision Systems, Inc. and Cieffe whereby the Company held Cieffe in default of the agreement for failure to address a series of requests from the Company for technical support related to the Company's license for software and hardware. Cieffe failed to cure the default as provided in the contract, which contained provisions making future consideration, including stock issued into escrow, contingent upon performance by either party. As a result, an escrow agent, holding all plans and specifications for the intellectual property hardware and software assets in Geneva, Switzerland, released those assets to the Company subsequent to December 31, 2000. In addition, a stock certificate representing 1,500,000 shares of the Company's common stock was returned to the Company and is held by the Company as treasury stock. As the stock was issued pending the performance contingency, and was returned to treasury, the Company has not shown the stock outstanding at December 31, 2000. The Company has no further obligation to Cieffe under that contract through which the Company originally purchased the intellectual property that it uses in its products.

Cieffe has claimed that the Company is in default of the contract for failing to make a scheduled payment due after the default date and that the Company had no rights to ask the escrow agent to disburse the stock or other assets. The Company believes that the likelihood of incurring a loss as a result of any action by Cieffe is remote.

12. INCOME TAXES

The reconciliation between the federal statutory tax rate at 35% and the Company's effective tax rate is as follows:

                                                     YEAR ENDED DECEMBER 31
                                                      2001             2000
                                               ---------------------------------

  Expected tax expense (benefit)                  $    (499,546)    $ (486,270)
  Nondeductible interest on liability for
    preferred stock subscribed but not issued                 -        103,950
  Nondeductible meals and entertainment                    4,73          3,560
  Nondeductible fines and penalties                         631              -
  Change in valuation allowance                         494,176        378,760
                                               ---------------------------------

                                                  $           -     $        -
                                               =================================

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

12. INCOME TAXES (CONTINUED)

The sources of the differences between the financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                                           DECEMBER 31
                                                     2001              2000
                                               ---------------------------------
  Deferred tax assets:
   Net operating loss                             $     826,665     $  378,466
   Contributions carryover                                  210            105
   Amortization, net                                     50,420          5,174
                                               ---------------------------------

  Total deferred tax assets                             877,295        383,745

  Valuation allowance                                  (872,936)      (378,760)
                                               ---------------------------------
  Net deferred tax assets                                 4,359          4,985

  Deferred tax liabilities:
   Depreciation                                          (4,359)        (4,985)
                                               ---------------------------------

  Net deferred tax liabilities                    $           -     $        -
                                               ================= ===============

At December 31, 2001 and 2000, the Company had, subject to the limitations discussed below, net operating loss carryforwards for tax purposes totaling approximately $2,362,000 and $1,081,000, respectively. These loss carryforwards will expire between 2020 and 2021 if not utilized.

Uncertainties exist as to the future realization of the deferred tax assets under the criteria set forth under SFAS No. 109. Therefore, the Company has established a valuation allowance of approximately $873,000 and $379,000 for deferred tax assets at December 31, 2001 and 2000, respectively.

                          Digital Vision Systems, Inc.

                           December 31, 2001 and 2000

13. SUBSEQUENT EVENTS

On January 25, 2002, the Company entered into an agreement with a group of investors to issue 1,000,000 shares of common stock in exchange for $700,000 cash and notes receivable of $1,800,000. The notes bear interest at 7% and are payable quarterly maturing in January 2007. The cash received was used to settle two related party notes payable of $400,000 plus accrued interest, with the remainder being used in operations.

                             ====================


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


      THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSED AGREEMENT AND PLAN OF MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AGREEMENT AND PLAN OF MERGER. TO FACILITATE THE MERGER WITH DVS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED RESOLUTION APPROVING ADOPTION OF THE PROPOSED AGREEMENT AND PLAN OF MERGER.


      PROPOSAL 2: AUTHORIZATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S
                                       COMMON STOCK

GENERAL

      In order to facilitate the Merger, the Company's Board of Directors recommends that the Stockholders of the Company authorize the Board of Directors to effectuate a reverse split of one share of Common Stock for fifteen (15) shares of the issued and outstanding Common Stock of the Company (the "Reverse Split"). The number of authorized shares of the Company's Common Stock shall not be reduced. The effect of a Reverse Split upon holders of Common Stock would be that the total number of shares of the Company's Common Stock (each, an "Old Share") held by each Stockholder would be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split, divided by fifteen, adjusted, as described below, for any fractional shares (each, a "New Share"). Should a Reverse Split be effectuated, each Stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for the shares issued pursuant to the terms of the Merger and minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by a Reverse Split. Should a Reverse Split be effectuated, no certificates or scrip representing fractional shares of the Company's Common Stock will be issued to Stockholders. All fractional shares will be increased to the next higher whole number of shares. Should a Reverse Split be effectuated, the conversion ratio for the Company's outstanding Preferred Stock will be adjusted in accordance with the prescribed ratio. Similarly, if applicable the exercise price and number of shares of each outstanding warrant and option to purchase shares of the Company's Common Stock will be adjusted in accordance with the prescribed ratio.

PRINCIPAL EFFECTS OF A REVERSE SPLIT

      The Certificate of Incorporation of the Company currently authorizes the Company to issue 10,000,000 shares of its Preferred Stock and 25,000,000 shares of its Common Stock. As of November 15, 2001, there were (1) 3,658,767 shares of Common Stock outstanding, (2) 7 shares of Series A Preferred Stock, par value $1.00 per share outstanding, (3) 0 (zero) options granted and outstanding, cancelled or exercised, and (4) 0 (zero) warrants granted to purchase shares of Common Stock. If any Reverse Split is effectuated, no change in authorized shares will result; however, if a Reverse Split is effectuated at, for example, the maximum rate proposed (one share for fifteen shares), the principal result will be a decrease from 3,658,767 shares to approximately 243,918 in the number of shares of Common Stock issued and outstanding, based upon the number of shares outstanding on November 15, 2001. Similarly, each share of Series A Preferred Stock, currently convertible into 8,333 shares of Common Stock, would be convertible into 1,333 shares of Common Stock. A Reverse Split may result in some Stockholders owning "odd-lots" of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than costs of transactions in "round-lots" of even multiples of 100 shares. Pursuant to Delaware law, the Company's Stockholders are not entitled to dissenters' rights of appraisal with respect to authority to effectuate a Reverse Split.

EXCHANGE OF STOCK CERTIFICATES

      Should a Reverse Split be effectuated, Stockholders will be required to exchange their stock certificates for new certificates representing the New Shares of Common Stock. At the appropriate time, the Company's transfer agent will furnish to the Stockholders the necessary materials and instructions to surrender and exchange their stock certificates. Stockholders will not be required to pay any transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

FEDERAL INCOME TAX CONSEQUENCES

      The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a Stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects: (1) the Reverse Split will constitute a reorganization within the meaning of Section 368
(a) (1) (E) of the Code; (2) a Stockholder will not recognize gain or loss on the exchange and, in the aggregate, the Stockholder's basis in the New Shares will equal such Stockholder's basis in the Old Shares; (3) a Stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares for which such New Shares are exchanged; and (4) the Company will not recognize any gain or loss on the exchange based on the terms of Section 1032 of the Code.

      THE ABOVE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE SPLIT IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING ANY FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM THAT COULD RESULT FROM A REVERSE SPLIT.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS


      THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE MERGER. TO FACILITATE THE MERGER WITH DVS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED RESOLUTION AUTHORIZING THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK OF ONE (1) SHARE OF COMMON STOCK FOR FIFTEEN (15) SHARES OF COMMON STOCK.

                       PROPOSAL 3: CHANGE OF COMPANY NAME

      The Board of Directors proposes to the Company's Stockholders, pursuant to and as a result of the proposed Merger, to amend the Company's Articles of Incorporation to reflect a change of the Company's name from "Docucon, Incorporated" to "DVS Holdings, Inc." Under this Proposal, the Company's Stockholders would authorize the Board of Directors to carry out all actions necessary to make effective the amendment to the Company's Articles of Incorporation.

      The proposed new name of the Company will accurately reflect and describe the nature of the Company's post-merger business.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS


      THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED CHANGE OF THE COMPANY'S NAME IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS SUBMITTED SUCH CHANGE OF NAME FOR APPROVAL BY THE COMPANY'S STOCKHOLDERS. TO FACILITATE THE CHANGE OF THE COMPANY'S NAME FROM "DOCUCON, INCORPORATED" TO "DVS HOLDINGS, INC." THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION THROUGH WHICH THE CHANGE OF THE COMPANY'S NAME WOULD BE ACCOMPLISHED.

      Approval and adoption of this Proposal requires the affirmative vote of the holders a majority of the Company's issued and outstanding Common Stock entitled to vote on the proposed amendment of the Company's Articles of Incorporation.


                 PROPOSAL 4: ELECTION OF THE BOARD OF DIRECTORS

      Through this Proposal, the Company's Stockholders would elect five (5) new members to a seven (7) member Board of Directors of the Company. Two (2) members of the current Board would remain on the Board of Directors, and five (5) new members would be added to the Board. DVS would designate all five (5) new members of the Company's Board of Directors. Consequently, the Board of Directors would consist of Edward P. Gistaro and Robert W. Schwartz, both of whom are current members of the Board of Directors, and Kyle L. Cole, J. Kelly Gray, Phillip Michael Hardy, Robert A. Rosenthal and J. Collier Sparks, of whom Phillip Michael Hardy is currently a director of DVS.

      On the closing date, the Company's Board of Directors would consist of seven (7) members, divided into three (3) classes: Class 1, Class 2 and Class 3. Messrs. Edward P. Gistaro, Robert W. Schwartz and Robert A. Rosenthal would be Class 1 directors and would serve until the 2003 annual Stockholders' meeting; Messrs. Kyle L. Cole and Phillip Michael Hardy would be Class 2 directors and would serve until the 2004 annual Stockholders' meeting; and Messrs. J. Kelly Gray and J. Collier Sparks would be Class 3 directors and would serve until the 2005 annual Stockholders' meeting. Upon election of Class 1, Class 2 and Class 3 directors at, respectively, the 2003, 2004 and 2005 annual Stockholders' meetings, each director would thereafter serve a three (3) year term, at the conclusion of which he or she could be reelected at the corresponding annual Stockholders' meeting.

      Directors will be elected by a plurality of the shares of Common Stock present and entitled to vote at the Special Meeting of Stockholders.

      The information set forth below is intended for your review in connection with the evaluation of this Proposal and the other Proposals contained in this Proxy Statement. Please give careful consideration to this information.


                            MANAGEMENT OF THE COMPANY


POST-MERGER MANAGEMENT OF THE COMPANY

      As part of the Merger, as of the closing, the number of directors on the Company's Board of Directors will be seven (7), with two of the directors (Edward P. Gistaro and Robert W. Schwartz) remaining on the Board, and five (5) new members joining the Board (Kyle L. Cole, J. Kelly Gray, Phillip Michael Hardy, Robert A. Rosenthal and J. Collier Sparks). All directors will be Class 1, Class 2 or Class 3 directors, pursuant to the terms described above, and after the 2003, 2004 and 2005 annual Stockholders' meetings, Class 1, Class 2 and Class 3 directors will serve three (3) year terms. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying Proxy will vote in favor of the election of all persons named below as the Company's nominees for directors of the Company. Each nominee has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such event occurs, the person named in the Proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

      The following table sets forth certain information as to the persons who are nominated to serve as directors and certain information regarding the executive officers of the Company after the Merger:


        NAME                               AGE                       POSITION
------------------------                  -----       ---------------------------------------------------
Phillip Michael Hardy                       53        Chairman of the Board of Directors, President and
                                                      Chief Executive Officer
J. Collier Sparks                           44        Chief Operating Officer and Director and Secretary

Edward P. Gistaro                           65        Director

Robert W. Schwartz                          55        Director

Kyle L. Cole                                43        Director

Robert A. Rosenthal                         41        Director

Charles R. Leone III                        42        Chief Financial Officer and Treasurer

J. Kelly Gray                               48        Director


BACKGROUNDS OF THE MEMBERS OF THE POST-MERGER MANAGEMENT OF THE COMPANY

      Phillip Michael Hardy has served as Director of DVS since its founding in 2000. Mr. Hardy has served as Chief Financial Officer of DVS from May 2000 until January 2001 when he became President. Mr. Hardy, a certified public accountant, operated Phillip M. Hardy Consultants, a financial consulting firm, from 1985 until 1999 when he became one of the founders of DVS. Mr. Hardy also served as Chief Financial Officer of Stone Oak Inc., a real estate development company that operated and developed mixed-use properties and a utility company in Texas from 1983 until it was sold in 1985. Mr. Hardy served as Chief Financial Officer and Treasurer of Cullen/Frost Bankers, Inc. from 1977 until 1983. Cullen/Frost is a regional bank holding company with subsidiary banks throughout Texas with assets, at the time, of over $3 billion. Hardy also served as a Manager of Ernst & Whinney (now Ernst & Young) from 1972 until 1977.

      J. Collier Sparks was elected Executive Vice President in April of 2001 and was promoted to Chief Operating Officer on January 1, 2002. Sparks served as Vice President of Southern Steel, the nation's largest detention equipment manufacturer from 1995 until 2001. Sparks, an electrical engineer, was responsible for the Electronics Division of Southern Steel and was primarily involved in system integration. Prior to 1995, Sparks owned and operated a business that was the first to launch an integrated system approach to the corrections industry.

      Edward P. Gistaro served as Chairman of the Board of the Company from 1990 until 2002. He served as Chief Executive Officer of the Company from June 4, 1988 until April 1998, when the Board of Directors accepted his recommendation that he be replaced by Douglas Gill as Chief Executive Officer. Mr. Gistaro also served as President of the Company from 1988 until 1991. Mr. Gistaro was employed by Datapoint Corporation, a company involved in the manufacturing of computer systems, in various managerial positions from 1973 until 1987. From 1982 to 1985 Mr. Gistaro served as the President and Chief Operating of Datapoint Corporation, and he served from 1985 to 1987 as its President and Chief Executive Officer.

      Robert W. Schwartz was elected to the Board of Directors of the Company in 1998. Mr. Schwartz founded the Schwartz Heslin Group, Inc. ("SHG"), an investment banking firm, in 1985. As Managing Director of SHG, Mr. Schwartz specializes in corporate planning, finance and development. From 1980 to 1985, he was founder, President and Chief Operating Officer and Director of Coradian Corporation and as Vice President and Chief Financial officer of Garden Way Manufacturing Corporation form 1975 to 1980 and 1970 to 1975, respectively. The Company has retained SHG in the past to provide investment and financial advice.

      Kyle L. Cole is a certified public accountant with more than ten years Big Five accounting firm experience. Mr. Cole was a tax specialist with a concentration in mergers and acquisitions. In 1990 Mr. Cole co-founded and was President of SATEX Investment Partners, Inc. (SATEX), a small venture capital company based in San Antonio that invested in and managed initial and second stage companies, primarily in the technologies area. Currently Mr. Cole is a private investor.

      Robert A. Rosenthal is a Partner with the law firm of Loeffler, Jonas & Tuggey LLP, with offices in San Antonio, Texas, Austin, Texas and Washington, D.C. Mr. Rosenthal has extensive experience in commercial real estate, lending and other finance matters. He has advised public and private, for profit and non-profit owners, developers, and lenders in the purchase, sale, lease, finance, development and improvement of real estate. The law firm of Loeffler, Jonas and Tuggey LLP serves as counsel to DVS in connection with the Merger.

      J. Kelly Gray oversees and directs all operations of The Service Group, an Austin, Texas insurance and financial services company. The Service Group includes Service Life and Casualty Insurance Company, a provider of credit life insurance to the automobile dealers industry; Service Lloyds, providing workmen's compensation insurance; Service Guard, for extended service agreements to automobile owners; and Service Asset Management Company, a full service broker dealer. The Service Group, founded by Mr. Gray's father in 1971, has over $8 billion of insurance in force and serves 65% of the automobile dealer market in Texas and New Mexico.

      Charles R. Leone III has served as the Chief Financial Officer of the Company since October 15, 2001. Mr. Leone co-founded Federal Services Corporation ("FSC"), an investment management and venture capital firm, in 1990. FSC specializes in the acquisition of distressed and non-performing loan portfolios as well as providing capital for start up businesses. Mr. Leone founded Penntex Investments, Inc. ("Penntex") in 1992. Penntex, like FSC, specializes in the acquisition of distressed and non-performing loan portfolios as well as providing capital for start up businesses. Since September 1997, Mr. Leone has been an advisor to the Board of Directors of Collins Financial Services, Inc. Mr. Leone also served as a Director of HomeCapital Investment Corporation and it subsidiary, Home, Inc. from 1996 to 1998.

CURRENT DIRECTORS AND OFFICERS OF THE COMPANY


NAME                            AGE                  WITH THE COMPANY                          SINCE
                                                     AND PRINCIPAL
                                                     OCCUPATION
--------------------          ------                ----------------------------------       ---------
Edward P. Gistaro               65                  Chairman of the Board                       1988

Robert W. Schwartz              55                  Director, President, Chief                  1998
                                                    Executive Officer;
                                                    Managing Director, Schwartz Heslin
                                                    Group, Inc.

Douglas P. Gill                 52                  Director                                     1998

Ralph Brown                     67                  Secretary;                                   1997
                                                    Attorney, San Antonio, Texas

Al R. Ireton                    66                  Director;                                    1993
                                                    Chairman, Manchester Partners

Chauncey E. Schmidt             69                  Director; Chairman, C.E.                     1993
                                                    Chairman, C.E. Schmidt
                                                    & Associates

BACKGROUNDS OF THE COMPANY'S CURRENT DIRECTORS AND OFFICERS

      Douglas P. Gill was elected as a Director of the Company on May 19, 2000. From April 1998 to May 2000, he had served as President an Chief Executive Officer. Mr. Gill was a general partner of Foster Management Company, a venture capital firm, from 1994 until 1998. From 1984 to 1994, Mr. Gill served as First Vice President of Janney Montgomery Scott, Inc., a regional investment banking and brokerage firm, and in various management capacities at Scott paper Company from 1975 to 1984. Mr. Gill also served as a senior auditor at Arthur Andersen & Co. from 1972 to 1975.

      Ralph Brown, an attorney in private practice since 1968, has served as a Director and as Secretary of the Company since May 1987. From 1987 to 1989, he served also as Treasurer of the Company. Mr. Brown has also served since 1975 as President of Cherokee Ventures, Inc., a real estate leasing firm, since 1978 as President of East Central Development Corporation and since 1982 as President of southeast Suburban Properties, Inc. The latter two businesses are real estate development firms.

      Al R. Ireton was elected as a Director of the Company in May 1993. Mr. Ireton has been Chairman of Manchester Partners, an investment and growth strategy advisory organization providing capital and strategic assistance to growing companies, since October 1988. From 1985 through September 1988, he served as President and Chief Executive Officer of Texet

Corporation, a desktop publishing company. Mr. Ireton has 25 years experience serving as president and chief executive officer of growth-oriented companies and has served on several corporate boards.

      Chauncey E. Schmidt was elected as a Director of the Company in February 1993. He has been Chairman of C.E. Schmidt & Associates, an investment firm, since April 1989. From 1987 to March 1989, he was Vice Chairman of the Board of AMFAC, Inc., a New York Stock Exchange-listed company engaged in diversified businesses. He has previously served as President of The First National Bank of Chicago and Chairman of the board and Chief Executive Officer of The Bank of California, N.A. Mr. Schmidt is on the Board of Trustees of the U. S. Naval War College Foundation and is active in several civic and charitable organizations.

      Edward P. Gistaro and Robert W. Schwartz are described above.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 15, 2001 (a) by each of the Company's Directors, (b) by the Company's Chief Executive Officer (there were no other executive officers whose 1998 compensation exceeded $100,000), and
(c) by all Directors and executive officers as a group.


                               NAME AND ADDRESS               NATURE OF              PERCENTAGE
                               BENEFICIAL                     BENEFICIAL             AND
TITLE OF CLASS                 OWNERS (1)                     OWNERSHIP (2)          CLASS (3)
---------------------------------------------------------------------------------------------------
Common Stock,                  Edward P. Gistaro              166,187                4.46
par value $.01                 Douglas P. Gill                142,451                3.78
per share                      Ralph Brown                     80,708                2.16
                               Al R. Ireton                    50,708                1.35
                               Chauncey E. Schmidt             50,708                1.35
                               Robert W. Schwartz             170,501                4.58
                               Warren D. Barratt                8,334                0.22
                               Paul M. Nunley                   8,334                0.22
                               All Directors and
                               Executive Officers
                               as a Group (8 persons
                               including the above)           677,931               17.48%
                             ----------------------------------------------------------------------

(1) The address for all persons named is 8 Airport Park Boulevard, Latham, New York, 12110.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(3) Unless otherwise indicated below, the percentage of ownership is based upon 3,717,098 shares of Common Stock outstanding, which includes 140,000 shares of Common Stock into which outstanding shares of Series A Preferred Stock are convertible and which the holders of the Preferred Stock are entitled to vote.

                      EXECUTIVE COMPENSATION - THE COMPANY

      The following table sets forth compensation paid or awarded to the Chief Executive Officer for all services rendered to the Company in 2001, 2000, and 1999. No other executive officer of the Company had compensation that exceeded $100,000 in 2001.

SUMMARY COMPENSATION TABLE

                                                 ANNUAL                                                 LONG-TERM
                                              COMPENSATION                                             COMPENSATION
                                              BONUS/ANNUAL

NAME AND                                                                            RESTRICTED         SECURITIES          ALL
PRINCIPAL                                      INCENTIVE       OTHER ANNUAL           STOCK            UNDERLYING         OTHER
POSITION             Year      SALARY (1)       AWARD(2)       COMPENSATION          AWARDS(3)          OPTIONS        COMPENSATION


ROBERT W.            2001      $  --             $ --              $ --                  --                 --             $ --
SCHWARTZ,            2000         --               --                --               150,000               --               --
PRESIDENT, CHIEF
EXECUTIVE OFFICER
AND CHIEF
FINANCIAL OFFICER


DOUGLAS P. GILL      2000        94,779          10,407              --                                   71,920            96,666
PRESIDENT AND        1999       200,000                                                                                         20
CHIEF EXECUTIVE
OFFICER


WARREN D. BARRATT    2000        56,287            --                --                  --                 --              42,430
SENIOR VICE          1999       140,000           7,285              --                  --              116,825                20
PRESIDENT CHIEF
FINANCIAL OFFICER
AND TREASURER


PAUL M. NUNLEY
VICE PRESIDENT,
OPERATIONS AND       2000        46,795            --                --                  --                 --              39,604
TECHNOLOGY           1999       130,000           6,764              --                98,460               --                  20


(1) Effective March 31, 2000, the Company terminated the employment agreements of Messrs. Gill, Barratt, Nunley and Hardin (Controller of Company) and entered into Employment Agreement Settlement Agreements as further described below.

(2) Aggregate perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus listed above.

(3) In May 2000, as consideration for acceptance of services as the Company's President, the Company's Board of Directors authorized the issuance of 150,000 shares of the Company's Common Stock to Mr. Schwartz. These options have since been canceled, and in lieu thereof, Mr. Schwartz is to receive Common Stock described above. See "Interest of Certain Persons in the Merger."

EMPLOYMENT AGREEMENTS

      Effective March 31, 2000, the Company terminated the employment agreements of Messrs. Gill, Barratt, Nunley and Hardin and entered into Employment Agreement Settlement Agreements. Under the terms of these settlement agreements, the Company paid a total amount of $308,830.19. The amount included $196,500, which represented thirty percent (30%) of the amount these officers would be entitled to receive as severance under their respective employment contracts with the Company. In addition, these officers were paid an aggregate of $85,846.14 for unpaid wages and accrued vacation through April 30, 2000. Two-thirds of the total payments, or $205,886.79 were paid at closing of the TAB Sale, with the balance to be paid at the termination of the Escrow Agreement, from available cash of the Company less any reasonable provision for additional net costs to wind-down and/or dispose of the Company. Since no cash will be available, no additional monies or consideration will be paid to Messrs. Gill, Barratt, Nunley or Hardin.

      In full and final payment of the Company's obligations to Mr. Alan Hobgood, former President of the Company, under a buyout of his employment contract in 1998 and consulting agreement with Company, Mr. Hobgood and the Company entered into a Business Consultant Agreement Settlement Agreement for the amount of $113,615. This amount represents $25,000 in past due amounts payable, and thirty percent (30%) of the balance due to Mr. Hobgood under the buyout agreement. Mr. Hobgood was paid two-thirds of this amount at closing of the sale, or approximately $75,743.33, with the balance being owed at termination of the escrow period. The remaining obligation to Mr. Hobgood will be discharged prior to closing on the Merger. See above, "Interest of Certain Persons in the Merger."

NOTES PAYABLE

      In September 1999, two directors of the Company loaned the Company an aggregate of $325,000. The promissory notes (the "Notes"), issued in conjunction with these loans, carried a 12 percent annual interest rate. Principal and interest on the Notes was payable on the earlier of (i) September 28, 2000, or
(ii) within 10 days of an equity-based financing (the "Financing"), as defined. In conjunction with the Notes, the two directors were issued an aggregate of 243,750 warrants to purchase common stock of the Company. The warrants were exercisable for a period of five years, however, upon consummation of the TAB transaction, the two directors agreed to cancel the warrants and waive accrued interest, among other terms. The warrants were valued at an estimated fair market value of $85,312 and were recorded as an original issue discount on the Notes. The original issue discount on the Notes was charged to interest expense. In accordance with these revised agreements, the Company paid two-thirds of the obligations promptly after closing and the remaining one third was to be negotiated upon release of the Escrow Fund. The Escrow Fund was settled in December 2001, and the Board of Directors approved settlements of the Notes for cash and stock in January 2002. It is anticipated that the Notes will be formally settled sometime in the second quarter of 2002.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


      THE BOARD OF DIRECTORS BELIEVES THE PROPOSED ELECTION OF MEMBERS TO THE COMPANY'S BOARD IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. TO FACILITATE THE ELECTION OF MEMBERS TO THE COMPANY'S BOARD, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT A SEVEN (7) MEMBER BOARD OF DIRECTORS COMPRISED OF EDWARD P. GISTARO AND ROBERT W. SCHWARTZ FROM THE COMPANY AND KYLE L. COLE, J. KELLY GRAY, PHILLIP MICHAEL HARDY, ROBERT
A. ROSENTHAL AND J. COLLIER SPARKS, WHO WOULD SERVE IN NEWLY CREATED CLASS 1, CLASS 2 AND CLASS 3 DIRECTOR POSITIONS PURSUANT TO THE TERMS DESCRIBED ABOVE.

          PROPOSAL 5: APPROVAL OF 2002 NON-QUALIFIED STOCK OPTION PLAN

      In order for the Company to attract and maintain highly qualified employees the Board of Directors seeks approval by the Stockholders of a new 2002 Non-Qualified Stock Option Plan. Upon approval of the Agreement and Plan of Merger and proposed Reverse Split, the Company needs to have in place such new stock plan in order to make it possible for the Company's management to provide stock options to employees and other individuals. The 2002 Non-Qualified Stock Option Plan addresses the Company's changed circumstances as a result of the Merger and provides an updated and logical plan to allow the Company to attract and maintain qualified employees and other individuals by offering to them incentive stock options in the Company. The 2002 Non-Qualified Stock Option Plan is attached hereto as Exhibit B.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


      THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES ADOPTION OF THE 2002 NON-QUALIFIED STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS SUBMITTED SUCH PLAN FOR APPROVAL BY THE COMPANY'S STOCKHOLDERS. TO FACILITATE ADOPTION OF THE 2002 NON-QUALIFIED STOCK OPTION PLAN THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED PLAN.


          DESCRIPTION OF CAPITAL STOCK OF THE COMPANY AFTER THE MERGER


AUTHORIZED AND OUTSTANDING CAPITAL STOCK

      The Certificate of Incorporation of the Company currently authorizes the Company to issue 10,000,000 shares of its Preferred Stock and 25,000,000 shares of its Common Stock. As of November 15, 2001, there were (1) 3,658,767 shares of Common Stock outstanding, (2) 7 shares of Series A Preferred Stock, par value $1.00 per share outstanding, (3) 0 (zero) options granted and outstanding, cancelled or exercised, and (4) 0 (zero) warrants granted to purchase shares of Common Stock. After the Merger, no change in authorized shares will result. However, as a result of the Reverse Split, the number of shares of Common Stock issued and outstanding will decrease from 3,658,767 shares to approximately 243,918, based upon the number of shares outstanding on November 15, 2001. Similarly, each share of Preferred Stock, currently convertible into 8,333 shares of Common Stock, will be convertible into 1,333 shares of Common Stock.

COMMON STOCK

      The Company will have 284,837 shares of Common Stock outstanding after the Reverse Split has been effectuated, the issuance of Common Stock to certain interested Stockholders has taken place and the outstanding shares of Series A Preferred Stock have been converted into Common Stock (see above).

PREFERRED STOCK

      If each holder of Preferred Stock consents, the Company will have no shares of Series A Preferred Stock issued and outstanding after the Merger and Reverse Split have been effectuated, and after all previously issued and outstanding shares of Series A Preferred Stock have been converted into Common Stock.

      On January 24, 2002, the Board of Directors authorized the Company to offer and to issue 20,000 of the Company's Common Stock, in full satisfaction of each share of Series A Preferred Stock outstanding. It is anticipated that the preferred stock will be converted to shares of common stock sometime in the second quarter of 2002.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

      ON FEBRUARY 28, 2001, THE COMPANY REPORTED THE CHANGE IN COMPANY'S CERTIFYING ACCOUNTANT FROM ARTHUR ANDERSEN LLP TO ROTHSTEIN, KASS & COMPANY, P.C. ROTHSTEIN, KASS & COMPANY, P.C. HAS SERVED AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDED 2000, AND SERVED IN THAT CAPACITY UNTIL SEPTEMBER 21, 2001. ON SEPTEMBER 25, 2001, THE COMPANY SELECTED ERNST & YOUNG, LLP TO SERVE THE COMPANY DURING THE REMAINDER OF THE 2001 FISCAL YEAR. MANAGEMENT EXPECTS THAT A REPRESENTATIVE OF ERNST & YOUNG, LLP WILL BE PRESENT AT THE SPECIAL MEETING TO MAKE A STATEMENT IF HE OR SHE DESIRES TO DO SO AND TO BE AVAILABLE TO ANSWER APPROPRIATE QUESTIONS POSED BY STOCKHOLDERS.

AUDIT FEES

      In 2001, the Company paid Rothstein, Kass & Co., LLP 10,500.00 for auditing services rendered.

NON-AUDIT FEES

      In 2001, the Company paid $10,000.00 to Ernst & Young LLP and $15,554 to Rothstein, Kass & Co., LLP for professional services in connection with the Company's 10Q quarterly securities filings.

                                  OTHER MATTERS

 AT THE TIME OF PREPARATION OF THIS PROXY STATEMENT, THE COMPANY'S BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE SPECIAL MEETING. AS STATED IN THE ACCOMPANYING PROXY CARD, IF ANY OTHER BUSINESS SHOULD COME BEFORE THE SPECIAL MEETING, HOLDERS OF PROXIES HAVE DISCRETIONARY AUTHORITY TO VOTE THEIR SHARES ACCORDING TO THEIR BEST JUDGMENT, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME AN/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN ORDER TO APPROVE THE AGREEMENT OR OTHERWISE.


                              AVAILABLE INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCORPORATED HEREIN BY REFERENCE, AND WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. RALPH BROWN, SECRETARY, DOCUCON, INCORPORATED, 8 AIRPORT BOULEVARD, LATHAM, NEW YORK, 12110. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF JANUARY 2, 2002, HE/SHE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

                                  SOLICITATION

      The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone, electronic mail and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

      Please SIGN and RETURN the enclosed Proxy promptly.

      By Order of the Board of Directors:

      RALPH BROWN - Secretary

      Exhibit A - Agreement and Plan of Merger

      Exhibit B - 2002 Non-Qualified Stock Option Plan

                                    EXHIBIT A









                          AGREEMENT AND PLAN OF MERGER

                                  By and among

                              DOCUCONMERGER, L.P.;

                          DIGITAL VISION SYSTEMS, INC.;

                                its Stockholders,

                                       and

                              DOCUCON, INCORPORATED





                          Dated as of December 28, 2001

                          AGREEMENT AND PLAN OF MERGER

             This Agreement and Plan of Merger is made as of December 28, 2001 (this "AGREEMENT") by and among Docucon Incorporated, a Delaware corporation ("DOCUCON"); DocuconMerger, L.P., a Texas limited partnership (the "PARTNERSHIP"); Digital Vision Systems, Inc., a Nevada corporation ("DVS") and each stockholder of DVS, as listed on the signature page hereto (the "DVS STOCKHOLDERS").

                                    RECITALS

      A. DVS is engaged in the business of manufacturing and distributing video surveillance systems based on digital compression technology (the "BUSINESS").

      B. The DVS Stockholders own One Hundred percent (100%) of the outstanding capital stock of DVS.

      C. The Board of Directors of DVS (the "DVS BOARD") and the DVS Stockholders have unanimously determined that it is advisable and in the best interest of DVS to consummate the transaction provided for herein, pursuant to which DVS will merge with and into the Partnership (the "MERGER") and has approved this Agreement in accordance with the Business Corporation Act of the State of Texas (the "TEXAS LAW"), and the Nevada Revised Statute of the State of Nevada (the "NEVADA LAW").

      D. The Board of Directors of Docucon (the "DOCUCON BOARD") and DocuconSub, L.L.C., a Texas limited liability company, the general partner of the Partnership (the "General Partner"), deem it advisable and in the best interests of their respective companies, stockholders and partners to consummate the Merger, and Docucon, as the sole member of General Partner, has approved the Merger in accordance with the general Corporation Law of the State of Delaware and Texas Law.

      E. For federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

                                   AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   Article I.

                                   THE MERGER

      Section 1.01 THE MERGER. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with Texas Law and Nevada Law, at the Effective Time (as defined below), DVS shall be merged with and into the Partnership, the separate corporate existence of DVS shall cease and the Partnership shall continue as the surviving entity of the Merger (the "SURVIVING ENTITY").

      Section 1.02 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law, Nevada Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of DVS and Partnership shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of DVS and the Partnership shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

      Section 1.03 CONSUMMATION OF THE MERGER. On the terms and subject to the conditions of this Agreement, and provided that this Agreement has not been terminated pursuant to Article X, on the second business day following the satisfaction or, if permissible, waiver (and continued satisfaction or waiver) of the conditions set forth in Article VIII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Nevada (the "ARTICLES OF MERGER") in the form attached hereto as EXHIBIT A and by filing a certificate of merger with the Secretary of State of the State of Texas (the "CERTIFICATE OF MERGER") in the form attached hereto as EXHIBIT
      B. For purposes of this Agreement, "EFFECTIVE TIME" shall mean the date and time of the filing and acceptance of the Articles of Merger by the Secretary of State of the State of Nevada and the date and time of the filing and acceptance of the Certificate of Merger by the Secretary of State of the State of Texas, whichever is later or such later time as may be agreed by each of the parties hereto and specified in the Articles of Merger. Immediately prior to the filing of the Articles of Merger, a closing (the "CLOSING") will be held at the offices of Loeffler, Jonas & Tuggey, LLP, 755 East Mulberry Avenue, Suite 200, San Antonio, Texas (or such other place as the parties may agree). The date on which the Closing occurs is referred to as the "CLOSING DATE".

      Section 1.04 CERTIFICATE OF LIMITED PARTNERSHIP; LIMITED PARTNERSHIP Agreement. At the Effective Time, (i) the Certificate of Limited Partnership of the Partnership, as in effect immediately prior to the Effective Time (in the form attached hereto as EXHIBIT C), shall be the Certificate of Limited Partnership of the Surviving Entity until thereafter amended as provided by law, and (ii) the Limited Partnership Agreement of the Partnership, as in effect immediately prior to the Effective Time (in the form attached hereto as EXHIBIT D), shall be the Limited Partnership Agreement of the Surviving Entity until thereafter amended as provided by law.



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      Section 1.05 GENERAL PARTNER AND LIMITED PARTNERS OF THE SURVIVING ENTITY.
      As of the Effective Time, the general partner and limited partners of the Partnership shall be the general partner and limited partners of the Surviving Entity.

      Section 1.06 DIRECTORS AND OFFICERS OF DOCUCON. As of the Effective Time, the Docucon Board shall be increased by two (2) members to consist of seven (7) members who shall be designated by Docucon in writing prior to the Effective Time, and who shall initially include Robert W. Schwartz, Edward P. Gistaro, and five (5) members appointed by DVS. The officers of Docucon as of the Effective Time shall be elected by the Docucon Board.

      Section 1.07 LOCK-UP AGREEMENT. Prior to Closing, each of the officers and directors of Docucon and DVS, and any DVS Stockholder and any stockholders of Docucon who beneficially own five percent (5%) or more of the common stock as of the Effective Time, shall have executed a lock-up agreement (in the form attached hereto as EXHIBIT E).

      Section 1.08 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of DVS or the Partnership, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its general partner or its designees shall be authorized to execute and deliver, in the name and on behalf of either DVS, the Partnership or the DVS Stockholders, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such entities or persons, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such entities and otherwise to carry out the purposes of this Agreement.

                                   Article II.

                     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      Section 2.01      CONVERSION OF SECURITIES.

      (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, DVS, the DVS Stockholders or the holders of any of the following securities:

             (i) Each share of common stock, par value One Mill ($0.001) per share, of DVS ("DVS COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive 0.3737 shares of common stock of Docucon, par value $.01 per share (the "DOCUCON COMMON STOCK") in accordance with the terms and conditions of this Article II and



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            subject to the adjustments set forth herein. The foregoing cancellation and conversation shall be referred to as the "CONVERSION" and the resulting ratio shall be referred to as the "CONVERSION RATIO." The shares of Docucon Common Stock so issued in the Merger are referred herein as the "MERGER CONSIDERATION."

             (ii) Each partnership interest in the Partnership shall be unaffected by the Merger and Docucon shall continue as the limited partner of the Surviving Entity.

                  (iii) Each membership interest of the General Partner shall be unaffected by the Merger, and Docucon shall continue to be the sole member of the General Partner, and the General Partner shall continue as the general partner of the Partnership.

      (b) From and after the Effective Time, the holders of certificates formerly representing DVS Common Stock (the "DVS CERTIFICATES") shall cease to have any rights with respect to such shares, except the right to convert DVS Common Stock into Docucon Common Stock (such conversion of Common Stock to be to the record holder of each such DVS Certificate that formerly evidenced such DVS Common Stock).

      Section 2.02 EXCHANGE OF CERTIFICATES; PROCEDURES.

      (a) EXCHANGE PROCEDURES. At or following the Closing, each DVS Stockholder shall surrender to Docucon, all DVS Certificates (in each case together with any stock transfer tax stamps required by reason of the Conversion to a person other than the registered holder of the Certificate surrendered), together with a letter of transmittal or stock power (in customary form) and such other documents as may reasonably be required by Docucon to effect such surrender in advance of the Closing, and Docucon shall cause to be delivered to the DVS Stockholders whose certificates have been so delivered, the shares of Docucon Common Stock. Immediately following the Effective Time, all DVS Certificates surrendered to Docucon shall be canceled. Any DVS Stockholder whose certificates are not delivered at the Closing shall receive (and Docucon shall cause to be delivered to such DVS Stockholder) the shares of Docucon Common Stock with respect to such DVS Certificates upon delivery to Docucon after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.02(a). All such shares of Docucon Common Stock issued in the Merger shall be issued and be deemed to be outstanding as of the Effective Time.

      (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF DOCUCON COMMON STOCK. Dividends or other distributions declared or made after the Effective Time with respect to Docucon Common Stock with a record date after the Effective Time shall accrue to but shall not be paid to the holder of any unsurrendered DVS Certificates with respect to the shares of Docucon Common Stock represented thereby until the holder of such DVS Certificates shall surrender such certificate (at which time such payments shall be made).

      (c) NO FURTHER RIGHTS IN DVS COMMON STOCK. Upon conversion of the DVS Common Stock in accordance with the terms hereof the Docucon Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such DVS Common Stock.



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

      (d) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Docucon Common Stock shall be issued upon the surrender for exchange of DVS Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Docucon. The number of shares issued to each DVS Stockholder in the Conversion (taking account of all shares of Docucon Common Stock to be issued to a DVS Stockholder), shall be rounded to the nearest whole number of shares of Docucon Common Stock.

      (e) NO LIABILITY. Neither Docucon nor the Surviving Entity shall be liable to any DVS Stockholders for the Conversion (or dividends or distributions with respect thereto).

      (f) LOST CERTIFICATES. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such DVS Certificates to be lost, stolen or destroyed, Docucon shall issue in exchange for such lost, stolen or destroyed DVS Certificates Docucon Common Stock subject to the Conversion Rate; provided such person shall indemnify and hold Docucon harmless of any liability associated with the lost, stolen or destroyed Certificates.

      (g) STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of DVS shall be closed and there shall be no further registration of transfers of DVS Common Stock thereafter on the records of DVS. From and after the Effective Time, the holders of DVS Certificates representing DVS Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such DVS Common Stock, except as otherwise provided in this Agreement or by Law (as defined in Section 3.05).

                                  Article III.

                      REPRESENTATIONS AND WARRANTIES OF DVS

       Except as set forth in the Disclosure Schedule delivered by DVS to Docucon, the General Partner and the Partnership concurrently with the execution of this Agreement ("DVS DISCLOSURE SCHEDULE"), DVS hereby represents and warrants to Docucon and the Partnership that:

      Section 3.01 ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. DVS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. DVS is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in all jurisdictions in which it is required to obtain such qualification.



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

      Section 3.02 CONSTITUENT DOCUMENTS. DVS has heretofore made available to Docucon a complete and correct copy of the Articles of Incorporation, the By-laws of DVS, all stock records and all corporate minute books and records. Such Articles of Incorporation and By-laws are in full force and effect and have since not been amended, modified, supplemented or otherwise changed. DVS' stock records accurately reflect in all material respects all share transactions and the books and records of DVS contain true, correct and complete copies of all resolutions adopted by the DVS Stockholders or the DVS Board and any other action formerly taken by them, as such. DVS is not in violation of any of the provisions of its Articles of Incorporation or By-laws.

      Section 3.03 CAPITALIZATION. The authorized capital stock of DVS consists of (a) 100,000,000 shares of Common Stock, at the par value of One Mill ($0.001) and (b) no shares of Preferred Stock. As of October 15, 2001, (i) 7,500,000 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and are held of record and beneficially by the persons and in the amounts set forth on Section
      3.03 of the DVS Disclosure Schedule, (ii) 1,352,500 of Common Stock are held in the treasury of DVS. Except as set forth in Section 3.03 of DVS Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of DVS or obligating DVS to issue or sell any shares of capital stock of, or other equity interests in DVS. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of DVS Disclosure Schedule, there are no outstanding contractual obligations of DVS to repurchase, redeem or otherwise acquire any shares of DVS Common Stock or any capital stock.

      Section 3.04 POWER AND AUTHORITY. The DVS Board, by unanimous written consent, has (a) determined that this Agreement and Merger are fair to, and in the best interests of DVS and the DVS Stockholders, (b) adopted and approved this Agreement and the Merger, and (c) resolved to submit to the DVS Stockholders and recommend to the DVS Stockholders that they adopt and authorize this Agreement and the Merger. This Agreement and the Merger have been unanimously approved by the DVS Stockholders pursuant to an action by unanimous written consent, a copy of which is included in
      Section 3.04 of the DVS Disclosure Schedule. DVS has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by DVS and the consummation by DVS of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of DVS are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Nevada Law). This Agreement has been duly and validly executed and delivered by DVS and, assuming the due authorization, execution and delivery by Docucon, the General Partner and the Partnership, constitutes a legal, valid and binding obligation of DVS enforceable against DVS in



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

      accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


      Section 3.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The execution and delivery of this Agreement by DVS and the DVS Stockholders does not, and the performance of this Agreement by DVS and the DVS Stockholders will not (i) conflict with or violate the Articles of Incorporation or By-laws of DVS, (ii) to the knowledge of DVS, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to DVS or by which any property or asset of DVS is bound or affected (assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made or fulfilled), or (iii) except as set forth in Section 3.05 of the DVS Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of DVS.

      (b) The execution and delivery of this Agreement by DVS does not, and the performance of this Agreement by DVS will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority applicable with respect to it ("GOVERNMENTAL ENTITY"), except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended from time to time (the "EXCHANGE Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), state takeover laws, the filing and recordation of appropriate merger documents as required by Nevada Law.

      Section 3.06 ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, pro-ceding or investigation pending or, to the knowledge of DVS, threatened against DVS, or to the knowledge of DVS, pending or threatened against any of its officers, directors or employees (to the extent such litigation, suit, claim, action proceeding or investigation relates to such officer's, director's or employee's actions on behalf of DVS), or any property or asset of DVS, before any court, arbitrator or Governmental Entity, domestic or foreign, which if decided adversely against DVS or such officer, director or employee (i) has had, or could reasonably be expected to have a material adverse effect or (ii) could delay or prevent the consummation of the Merger. Except as set forth on Section 3.06 of the DVS Disclosure Schgdule, to DVS' knowledge, without any independent investigation, there are no facts which, DVS believes, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to DVS, would have a material adverse effect or could impair or delay the consummation of the Merger. Neither DVS nor any property or asset of DVS is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of


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

      DVS, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator that has or could reasonably be expected to have a material adverse effect.

      Section 3.07 FINANCIAL STATEMENTS.

      (a) DVS' books, accounts and records are, and have been, maintained in DVS' usual, regular and ordinary practices and all material transactions to which DVS is, or has been, a party are properly reflected therein. True and complete copies of (i) the audited consolidated balance sheet of DVS as of December 31, 2000, and the related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2000, together with all related notes and schedules thereto and compilation reports thereon (collectively referred to herein as the "2000 FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of DVS as of September 30, 2001 (the "REFERENCE BALANCE SHEET"), and the related statements of income and cash flows for the fiscal period ended September 30, 2001 of DVS (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS"), are attached as Section 3.07 of the DVS Disclosure Schedule. Except as set forth in Section 3.07 of the DVS Disclosure Schedule, the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each of the 2000 Financial Statements and the Interim Financial Statements present fairly, in all material respects, the consolidated financial position of DVS at the respective dates thereof and for the respective periods indicated therein, in each case except as otherwise noted therein (and subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not material).

      (b) Except as set forth on Section 3.07 of the DVS Disclosure Schedule, DVS does not have any obligation or liability of any kind or nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent, known or unknown or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "LIABILITIES") except (i) Liabilities of DVS specifically provided for or reserved against in the balance sheet contained in the Financial Statements; (ii) Liabilities under the Material Contracts listed in Section 3.10 of DVS Disclosure Schedule; and (iii) Liabilities of DVS which have been incurred since the date of the Reference Balance Sheet, in the ordinary course of business and consistent with past practice which are not material (none of which is a liability for breach of contract, breach of warranty, torts or infringement).

      Section 3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, except as contemplated by or as disclosed in this Agreement or as set forth in Section 3.08 of the DVS Disclosure Schedule, DVS has conducted its businesses only in the ordinary course.

      Section 3.09 ERISA AND EMPLOYEES. DVS is in compliance with all currently applicable laws and regulations respecting terms and conditions of


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      employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to DVS' knowledge, reasonably expected or threatened, between DVS, on the one hand, and any or all of its current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortuous conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to DVS' knowledge, reasonably expected or threatened, against DVS under any workers' compensation or long term disability plan or policy. DVS is not a party to any collective bargaining agreement or other labor union contract, nor does DVS know of any activities or proceedings of any labor union to organize its employees. DVS has provided all employees with all wages, benefits, pension, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement.

      Section 3.10 CONTRACTS.

      (a) Section 3.10 of the DVS Disclosure Schedule lists all written contracts and agreements of DVS (such contracts and agreements being "MATERIAL CONTRACTS").

      (b) Each Material Contract is valid and binding and in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter thereof.

      (c) Except as set forth on Section 3.10(c) of the DVS Disclosure Schedule, each Material Contract will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under each Material Contract or otherwise give any party thereto a right to terminate any Material Contract.

      (d) (i) DVS has not received any notice of termination or cancellation under any Material Contract, (ii) DVS has not received any notice of a breach or default under any Material Contract, which breach has not been cured, and (iii) DVS has not granted to any other third party any rights, adverse or otherwise, under any Material Contract that would constitute a breach thereof.

      (e) Neither DVS, nor, to the knowledge of DVS, any other party to any Material Contract is in breach or default in any material respect, and, to DVS knowledge, no event has occurred that, with notice or the lapse of time would constitute such a breach or default or permit termination, modification or acceleration under any Material Contract.



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      (f) Except as set forth on Section 3.10(f) of the DVS Disclosure Schedule, there are no material outstanding contractual obligations of DVS to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

      (g) Except as set forth on Section 3.10(g) of the DVS Disclosure Schedule, DVS is not a party to any oral contract that, if written, would be required to be disclosed under Section 3.10(a).

      Section 3.11 ENVIRONMENTAL MATTERS.

      (a) DVS (i) is in compliance with all, and is not subject to any liability, potential liability or obligation under, applicable Environmental Laws (as defined below), (ii) holds all Environmental Permits (as defined below) and (iii) is in compliance with its Environmental Permits. No Hazardous Materials are present at, on or under, any of the real property owned or leased by DVS except in accordance with applicable Environmental Laws.

      (b)   For purposes of this Agreement:

            (i) "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

             (ii) "ENVIRONMENTAL PERMITS" means any permit, approval, license and other authorization required under any applicable Environmental Law to conduct DVS' business in the manner in which it is currently conducted.

             (iii)"HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant under any applicable Environmental Law.

      Section 3.12 INTELLECTUAL PROPERTY.

      (a) Section 3.12 of the DVS Disclosure Schedule sets forth a true and complete list of all (i) United States and foreign patents and patent applications, statutory invention registrations, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, trade dress, slogans, logos, registered copyrights and copyright applications, and Internet domain names, and to the knowledge of



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      DVS, identifiable unregistered copyrights and confidential and proprietary information heretofore reduced to written form, including trade secrets and know-how, in each case owned by DVS and material to the business of DVS, excluding items covered by (ii), (iii) and (iv) below (the items disclosed under this (a)(i), together with any other unregistered copyrights and confidential and proprietary information, including trade secrets and know-how, owned by DVS and material to the Business), ("DVS OWNED INTELLECTUAL PROPERTY") (ii) computer software developed by or on behalf of DVS, including all computer software and databases operated or used by DVS on its web sites or used by DVS and owned by DVS ("DVS OWNED SOFTWARE"), (iii) computer software, including databases, operated or used by DVS on its web sites or otherwise used by DVS, excluding DVS Owned Software and excluding all off-the-shelf software ("DVS LICENSED
      SOFTWARE") and collectively with the DVS Owned Software, the ("DVS SOFTWARE"), and (iv) licenses, sublicenses, and other agreements pertaining to Intellectual Property (as defined herein) or DVS Software to which DVS is a party (whether as licensor, licensee or otherwise but excluding off-the-shelf software agreements), in each case that are material to the business of DVS ("DVS IP AGREEMENTS"). As used in this Agreement, "INTELLECTUAL PROPERTY" means any and all of the following: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

      (b) To DVS' knowledge, the use of the DVS Owned Intellectual Property and DVS Software (collectively "DVS IP") by DVS does not infringe upon or misappropriate the Intellectual Property rights of any third party. No written claim has been received by DVS that the use of the DVS IP does or may infringe upon or misappropriate the Intellectual Property rights of any third party.

      (c) Except as disclosed in Section 3.12(c) of the DVS Disclosure Schedule, DVS is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each item of DVS Owned Intellectual Property and DVS Owned Software, subject to the rights granted by DVS pursuant to the agreements listed on the DVS Disclosure Schedule pursuant to Section 3.12(a), and DVS is entitled to use the DVS IP in the ordinary course of its business.

      Section 3.13. TAXES. Except as set forth in Section 3.13 of the DVS
      Disclosure:

      (a) (i) all returns and reports in respect of federal or income-based Taxes (as defined herein) required to be filed with respect to DVS have been timely filed (including under any extensions granted), and all returns and reports in respect of any other Taxes required to be filed, in respect of which the failure to file returns and reports would have a material adverse effect, have been timely filed (including under any extensions granted); (ii) all Taxes required to be paid, or which are otherwise due, have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects.



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

      (b) DVS has withheld and paid to the appropriate authority all Taxes required to be withheld from compensation paid or owing to persons providing services to DVS.

      (c) DVS has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency.

      (d) As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

      Section 3.14 ASSETS. Except as set forth in Section 3.14 of the DVS Disclosure Schedule, DVS owns, leases or has the legal right to use all of the properties and assets, including, real property and personal property (other than Intellectual Property covered by Section 3.12 hereof), material to the conduct of the Business or otherwise owned, leased or used by DVS and material to the conduct of the Business (all such properties, assets and contract rights being the "DVS ASSETS"). Except as set forth in
      Section 3.14 of the DVS Disclosure Schedule, DVS has good and marketable title to, or, in the case of leased or subleased DVS Assets, valid and subsisting leasehold interests in, all the DVS Assets, free and clear of all liens, claims, encumbrances and security interests except for the following: (i) statutory liens for Taxes not yet due; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (iv) minor irregularities of title which do not in the aggregate materially detract from the value or use of DVS Assets.

      Section 3.15      PERMITS: COMPLIANCE WITH LAW.

      (a) To DVS' knowledge, DVS is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for DVS to own, lease and operate its material properties or to carry on its business as it is now being conducted except for such franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders the failure of which to obtain in the aggregate could not reasonably be expected to have a material adverse effect (the "DVS PERMITS"), and, to the knowledge of DVS no suspension or cancellation of any of the DVS Permits is pending or threatened.



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

      (b) DVS is not in violation of, in noncompliance with, or delinquent with respect to, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or activities material to the conduct of the Business are subject, which violation, noncompliance or delinquency could reasonably be expected to have a material adverse effect or materially impair the ability of Docucon to carry out or realize the intended benefits of the transactions contemplated hereby.

      Section 3.16 INSURANCE POLICIES. Section 3.16 of the DVS Disclosure Schedule sets forth a true and complete list of all insurance policies held by DVS or which name DVS as an insured (or loss payee), true and correct copies of which have been delivered by DVS to Docucon. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against DVS, which are covered by insurance, are being defended by the appropriate insurance companies and are described on the DVS Disclosure Schedule. DVS has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

      Section 3.17 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Financial Statements, the accounts receivable (the "ACCOUNTS RECEIVABLE") shown on the Financial Statements represent or will represent valid obligations arising from sales actually made or services actually performed, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than affiliates, are not subject to any prior assignment, lien or security interest and are not subject to valid defenses, set-offs or counter claims.

      Section 3.18 BROKERS. None of the DVS Stockholders nor DVS has or will have any liability or any obligation to any broker, finder or investment banker for any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of DVS or the DVS Stockholders.

      Section 3.19 PREMISES. DVS does not own or lease (or has any commitment to own or lease) any real estate except for the premises identified in
      Section 3.19 of the DVS Disclosure Schedule as being so leased (the "LEASED PREMISES"). The Leased Premises is leased to DVS pursuant to a written lease, a true, correct and complete copy of which has been delivered to Docucon prior to the date hereof.

      Section 3.20 FULL DISCLOSURE. The representations, warranties and statements of DVS in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations, warranties and statements are made, not misleading. The copies of all documents furnished by DVS pursuant to or in connection with this Agreement are true, complete and correct, and have been furnished to Docucon prior to the date hereof.



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                                   Article IV.

                   REPRESENTATIONS AND WARRANTIES OF THE DVS STOCKHOLDERS

       Except as set forth in the Disclosure Schedule delivered by DVS Stockholders to Docucon concurrently with the execution of this Agreement (the "DVS Stockholder Disclosure Statement"), each stockholder hereby represents and warrants only with respect to such DVS Stockholder to Docucon, the General Partner and the Partnership that:

      Section 4.01 INVESTMENT KNOWLEDGE. DVS Stockholder has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in Docucon Common Stock that such DVS Stockholder is making by reason of the Merger and the other transactions contemplated by this Agreement. Such DVS Stockholder's financial condition is such that he, she or it is able to bear all economic risks of investment in Docucon Common Stock, including a complete loss of such DVS Stockholder's investment.

      Section 4.02 INVESTMENT INTENT. DVS Stockholder is acquiring the Docucon Common Stock for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof, DVS Stockholder understands that the shares of Docucon Common Stock have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. DVS Stockholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any shares of the Docucon Common Stock, except as provided by this Agreement.

      Section 4.03 RESTRICTIONS; LEGENDS. DVS Stockholder understands and agrees that the Docucon Common Stock is restricted stock and each share certificate will include the following restriction:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO OR EXEMPTION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



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

      THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AGREEMENT AND PLAN OF MERGER BY AND AMONG DOCUCONMERGER, L.P.; DIGITAL VISION SYSTEMS, INC.; ITS SHAREHOLDERS AND DOCUCON INCORPORATED (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.

      Section 4.04 BINDING. This Agreement when executed and delivered by such DVS Stockholder will constitute valid and legally binding obligations of the DVS Stockholder, to the extent a party thereto, enforceable in accordance with their terms.

      Section 4.05 RESIDENCE. The address set forth on the signature pages of this Agreement is such DVS Stockholder's true and correct business, residence or domicile address, and DVS Stockholder has not been solicited with respect to the transactions contemplated by this Agreement except in the jurisdiction of his residence. DVS Stockholder has received and read and is familiar with this Agreement.

      Section 4.06 INFORMATION. DVS Stockholder has been furnished access to the business records of Docucon and such additional information and documents as such DVS Stockholder has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of Docucon concerning the terms and conditions of this Agreement, the business, operations, market potential, capitalization, financial condition and prospects of Docucon, and all other matters deemed relevant to such DVS Stockholder. Such DVS Stockholder acknowledges that he, she or it has had an opportunity to evaluate all information regarding DVS as he, she or it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached his, her or its own decision to enter into this Agreement.

      Section 4.07 TITLE. Except as set forth in Section 4.07 of DVS Stockholder Disclosure Schedule, DVS Stockholder has good and marketable title to, and is the sole record and beneficial owner of the shares of Common Stock indicated as being owned by DVS Stockholder on EXHIBIT F hereto, free and clear of all liens, claims, encumbrances, security interests and restrictions whatsoever. DVS Stockholder has no other interests in, or right to receive any shares of, the capital stock or any other securities of DVS, directly or indirectly.

      Section 4.08 INTELLECTUAL PROPERTY. All inventions developed by DVS Stockholder during the course of such DVS Stockholder's employment with DVS or with any subsidiary or predecessor of DVS used in respect of, or related to, the Business belong to and are the sole property of DVS. Such DVS Stockholder has not sold, transferred or assigned any such invention or right therein to a third party, and such DVS Stockholder shall execute such applications, assignments or other documents as may be necessary or convenient to vest in the Surviving Entity full title to each such invention and as may be necessary or convenient to obtain United States or foreign patents, copyrights and trademarks thereon to the extent the Surviving Entity may so choose.



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

                                   Article V.

                    REPRESENTATIONS AND WARRANTIES OF DOCUCON

 Except as set forth in the Disclosure Schedule delivered by Docucon to DVS concurrently with the execution of this Agreement (the "DOCUCON DISCLOSURE SCHEDULE"), Docucon and the Partnership hereby jointly and severally represent and warrant to DVS and the DVS Stockholders that:

      Section 5.01 ORGANIZATION AND QUALIFICATION: SUBSIDIARIES. Each of Docucon, General Partners and the Partnership is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Docucon, General Partner and the Partnership is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. Docucon is the sole member of the General Partner and the sole limited partner of the Partnership. Except as set forth on Section 5.01 of the Docucon Disclosure Schedule, Docucon has no interest in any corporation, joint venture partnership, limited partnership, limited liability company or other entity.

      Section 5.02 CONSTITUENT DOCUMENTS. Docucon has heretofore made available to DVS a complete and correct copy of the Articles of Incorporation and the By-laws of Docucon, the Articles of Organization and Regulations of the General Partner and the Certificate of Limited Partnership and Partnership Agreement of the Partnership and all stock records and all corporate minute books and records. Except as set forth in Section 5.02 of the Docucon Disclosure Schedule, such Articles of Incorporation and By-laws of Docucon, Articles of Organization and Regulations of the General Partner and the Certificate of Limited Partnership and Partnership Agreement of the Partnership are in full force and effect and have since not been amended, modified, supplemented or otherwise changed. Docucon and the stock records accurately reflect in all material respects all share transactions and the books and records of Docucon, the General Partner and the Partnership contain true, correct and complete copies of all resolutions adopted by the stockholders of Docucon, the General Partner and the Partnership or the Docucon Board and the board of managers of the General Partner and any other action formerly taken by them, as such. Neither Docucon nor General Partner is in violation of any of the provisions of the Articles of Incorporation or By-laws of Docucon and Articles of Organization and Regulations of the General Partner.

      Section 5.03 CAPITALIZATION. (a) Except as set forth in Section 5.03 of the Docucon Disclosure Schedule, the authorized capital stock of Docucon consists of (a) 25,000,000 shares of Docucon Common Stock, par value $0.01 per share and (b) 10,000,000 shares of preferred stock, par value $0.01 per share ("DOCUCON PREFERRED STOCK"). As of October 15, 2001, (i)




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

      3,658,767 shares of Docucon Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 4,495 shares of Docucon Common Stock are held in the treasury of Docucon, and
      (iii) 7 shares of Series A Convertible Preferred Stock ("DOCUCON SERIES A PREFERRED") are issued and outstanding, all of which are validly issued fully paid and nonassessable. Other than as set forth herein or in Section
      5.03 of the Docucon Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Docucon or obligating Docucon to issue or sell any shares of capital stock of, or other equity interests in, Docucon. The shares of Docucon Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Docucon's Articles of Incorporation or By-laws or any agreement to which Docucon is a party or is bound; and (b) the authorized membership units of the General Partner consists of 1,000 shares of membership interests, with no par value, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Docucon.

      Section 5.04 POWER AND AUTHORITY. This Agreement and the Merger have been approved by the Docucon Board and the General Partner pursuant to actions by unanimous written consent, copies of which are included as Section 5.04 of the Docucon Disclosure Schedule. All requisite corporate action on the part of Docucon has been taken to authorize the execution and delivery of this Agreement to which Docucon is or will be a party subject only to the approval of the Agreement by Docucon's stockholders as contemplated by this Section 5.04. The affirmative vote of the holders of a majority of the shares of Docucon's Common Stock outstanding on the record date for the stockholders meeting called pursuant to this Section 5.04 (the "REQUIRED DOCUCON STOCKHOLDER VOTE") is the only vote of the holders of any of Docucon's capital stock necessary under Delaware Law to approve this Agreement and the Merger contemplated hereby. The Board of Directors of Docucon has unanimously (i) approved this Agreement and the Merger,
      (ii) determined that in its opinion the Merger and this Agreement is in the best interests of the stockholders of Docucon and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Docucon approve this Agreement and the Merger. Each of the General Partner and the Partnership has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Docucon, the General Partner and the Partnership and the consummation by each of Docucon, the General Partner and the Partnership of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Docucon, the General Partner or the Partnership are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Texas Law). This Agreement has been duly and validly executed and delivered by each of Docucon, the General Partner and the Partnership, and assuming due authorization, execution and delivery by DVS, constitutes a


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

      legal, valid and binding obligation of each of Docucon, the General Partner and the Partnership, enforceable against each of Docucon, the General Partner and the Partnership in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      Section 5.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) The execution and delivery of this Agreement by each of Docucon, the General Partner and the Partnership do not, and the performance of this Agreement by each of Docucon, the General Partner and the Partnership will not (i) conflict with or violate the Certificate of Incorporation or By-laws of Docucon or any equivalent organizational documents of the General Partner and the Partnership, (ii) to the knowledge of the Docucon, assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Docucon or by which any property or asset of Docucon is bound or affected, or (iii) except as set forth in Section 5.05 of the Docucon Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Docucon.

      (b) The execution and delivery of this Agreement by each of Docucon, the General Partner and the Partnership do not, and the performance of this Agreement by each of Docucon and the Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Exchange, Blue Sky Laws, the Securities Act, state takeover laws, the filing and recordation of appropriate merger documents as required by the Texas Law.

      Section 5.06 ABSENCE OF LITIGATION. There is no litigation, suit, judgment, order, decree, claim, action, proceeding or investigation pending or, to the knowledge of Docucon, the General Partner and the Partnership, threatened against Docucon, the General Partner and the Partnership or to the knowledge of Docucon, the General Partner and Partnership, pending or threatened against any officer, director or employee thereof or any property or asset of Docucon, the General Partner and the Partnership, by or before any court, arbitrator or Governmental Entity, domestic or foreign, which, if decided adversely to Docucon, the General Partner and Partnership, or such officer, director or employee (i) has had, or could reasonably be expected to have a material adverse effect or (ii) could delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement. Except as set forth in Section 5.06 of the Docucon Disclosure Schedule, Docucon, the General Partner and the Partnership's conduct of its business has been lawful, except to the extent that failure to be lawful has not had or could not reasonably be expected to have a material adverse effect. Neither the Docucon, the General Partner and the Partnership nor any property or asset of the Docucon is subject to any continuing order of, consent decree,



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

      settlement agreement or other similar written agreements with, or, to the knowledge of the Docucon, the General Partner and the Partnership, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having a material adverse effect.

      Section 5.07 FINANCIAL STATEMENTS; SEC REPORTS.

      (a) Docucon's books, accounts and records are, and have been, maintained in Docucon's usual, regular and ordinary practices and all material transactions to which the Docucon is, or has been, a party are properly reflected therein. True and complete copies of (i) the balance sheet of the Docucon as of December 31, 2000, and the related audited statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2000, together with all related notes and schedules thereto (collectively referred to herein as the "2000 DOCUCON FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of the Docucon as of September 30, 2001 (the "DOCUCON REFERENCE BALANCE SHEET"), and the related unaudited statements of income and cash flows for the fiscal period ended September 30, 2001 of the Docucon (collectively referred to herein as the "DOCUCON INTERIM FINANCIAL STATEMENTS"), are attached as Section 5.07 of the Docucon Disclosure Schedule. Except as set forth in Section 5.07 of the Docucon Disclosure Schedule, the Docucon Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each of the 2000 Docucon Financial Statements and the Docucon Interim Financial Statement present fairly, in all material respects, the consolidated financial position of the Docucon as at the respective dates thereof and for the respective periods indicated therein, in each case except as otherwise noted therein (and subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not material).

      (b) Except as set forth on Section 5.07(b) of the Docucon Disclosure Schedule, Docucon does not have any obligation or Liabilities except (i) Liabilities of Docucon specifically provided for or reserved against in the balance sheet contained in the Docucon Financial Statements; or (ii) Liabilities of the Docucon which have been incurred since the date of the Docucon Reference Balance Sheet, in the ordinary course of business and consistent with past practice which are not material (none of which is a liability for breach of contract, breach of warranty, torts or infringement).

      (c) Docucon has made available to DVS or its counsel through EDGAR a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Docucon since January 1, 1997, and, prior to the Effective Time, Docucon will have made available to DVS or its counsel through EDGAR true and complete copies of any additional documents filed with the SEC by Docucon prior to the Effective Time (collectively, the "SEC Documents"). In addition, Docucon has made available to DVS all exhibits to the SEC Documents filed prior to the date hereof which are (i) requested by DVS and (ii) are not available in complete form through EDGAR ("REQUESTED CONFIDENTIAL EXHIBITS") and will promptly make available to DVS all Requested


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

      Confidential Exhibits to any additional SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Docucon nor any of its subsidiaries is in default thereunder. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document prior to the date hereof. The financial statements of Docucon, including the notes thereto, included in the SEC Documents (the "DOCUCON FINANCIAL STATEMENTS"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSBs, as permitted by Form 10-QSB of the SEC). The Docucon Financial Statements fairly present the consolidated financial condition and operating results of Docucon and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Docucon accounting policies except as described in the notes to the Docucon Financial Statements.

      Section 5.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2001, except as contemplated by or as disclosed in this Agreement or as set forth in Section 5.08 of the Docucon Disclosure Schedule, Docucon has conducted its businesses only in the ordinary course.

      Section 5.09 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Docucon.

      Section 5.10 OPERATIONS OF THE GENERAL PARTNER. The General Partner was formed solely for the purpose of being the General Partner of the Partnership and to engage in the transactions contemplated by the Agent, has engaged in no other business activities and has conducted its operations only as contemplated by its Agent.

      Section 5.11      ENVIRONMENTAL MATTERS.

      (a) Docucon (i) is in compliance with all, and is not subject to any liability, potential liability or obligation under, applicable Environmental Laws (as defined below), (ii) holds all Environmental Permits (as defined below) and (iii) is in compliance with its Environmental Permits. No Hazardous Materials are present at, on or under, any of the real property owned or leased by DVS except in accordance with applicable Environmental Laws.



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      (b)   For purposes of this Agreement:

            (i) "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

             (ii) "ENVIRONMENTAL PERMITS" means any permit, approval, license and other authorization required under any applicable Environmental Law to conduct Docucon's business in the manner in which it is currently conducted.

            (iii) "HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant under any applicable Environmental Law.

      Section 5.12 OPERATIONS OF THE PARTNERSHIP. The Partnership was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      Section 5.13 INTELLECTUAL PROPERTY.

      (a) Section 5.13 of the Docucon Disclosure Schedule sets forth a true and complete list of all (i) United States and foreign patents and patent applications, statutory invention registrations, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, trade dress, slogans, logos, registered copyrights and copyright applications, and Internet domain names, and to the knowledge of Docucon, identifiable unregistered copyrights and confidential and proprietary information heretofore reduced to written form, including trade secrets and know-how, in each case owned by Docucon and material to the business of Docucon, excluding items covered by (ii), (iii) and (iv) below (the items disclosed under this (a)(i), together with any other unregistered copyrights and confidential and proprietary information, including trade secrets and know-how, owned by Docucon and material to the Business), ("DOCUCON OWNED INTELLECTUAL Property") (ii) computer software developed by or on behalf of Docucon, including all computer software and databases operated or used by Docucon on its web sites or used by Docucon and owned by Docucon ("DOCUCON OWNED SOFTWARE"), (iii) computer software, including databases, operated or used by Docucon on its web sites or otherwise used by Docucon, excluding Docucon Owned Software and excluding all off-the-shelf software ("DOCUCON LICENSED SOFTWARE") and collectively with the Docucon Owned Software, the ("DOCUCON SOFTWARE"), and (iv)


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      licenses, sublicenses, and other agreements pertaining to Intellectual
      Property (as defined herein) or Docucon Software to which Docucon is a party (whether as licensor, licensee or otherwise but excluding off-the-shelf software agreements), in each case that are material to the business of Docucon ("DOCUCON IP AGREEMENTS"). As used in this Agreement, "INTELLECTUAL PROPERTY" means any and all of the following: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

      (b) To Docucon's knowledge, the use of the Docucon Owned Intellectual Property and Docucon Software (collectively "DOCUCON IP") by Docucon does not infringe upon or misappropriate the Intellectual Property rights of any third party. No written claim has been received by Docucon to the effect that the use of the Docucon IP does or may infringe upon or misappropriate the Intellectual Property rights of any third party.

      (c) Except as disclosed in Section 5.13(c) of the Docucon Disclosure Schedule, Docucon is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each item of Docucon Owned Intellectual Property and Docucon Owned Software, subject to the rights granted by Docucon pursuant to the agreements listed on the Docucon Disclosure Schedule pursuant to Section 5.13(a), and Docucon is entitled to use the Docucon IP in the ordinary course of its business.

      Section 5.14 TAXES.

      (a) (i) Except as set forth on Section 5.14 of the Docucon Disclosure Schedule, all returns and reports in respect of federal or income-based Taxes required to be filed with respect to the Docucon have been timely filed (including under any extensions granted), and all returns and reports in respect of any other Taxes required to be filed, in respect of which the failure to file returns and reports would have a material adverse effect, have been timely filed (including under any extensions granted); (ii) all Taxes required to be paid, or which are otherwise due, have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects.

      (b) Docucon has withheld and paid to the appropriate authority all Taxes required to be withheld from compensation paid or owing to persons providing services to Docucon.

      (c) Docucon has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency.

      Section 5.15 PERMITS, COMPLIANCE WITH LAW.

      (a) To Docucon's knowledge, Docucon is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Docucon to own, lease and operate its material properties or to carry on its business as it is now being


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      conducted except for such franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders the failure of which to obtain in the aggregate could not reasonably be expected to have a material adverse effect (the "DOCUCON PERMITS"), and, to the knowledge of Docucon no suspension or cancellation of any of the Docucon Permits is pending or threatened.

      (b) Docucon is not in violation of, in noncompliance with, or delinquent with respect to, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or activities material to the conduct of the Business are subject, which violation, noncompliance or delinquency could reasonably be expected to have a material adverse effect or materially impair the ability of Docucon to carry out or realize the intended benefits of the transactions contemplated hereby.

      Section 5.16 FULL DISCLOSURE. The representations, warranties and statements of Docucon in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations, warranties and statements are made, not misleading. The copies of all documents furnished by Docucon to DVS pursuant to or in connection with this Agreement are true, complete and correct. True, complete and accurate copies of each document referred to, in the Docucon Disclosure Schedule are contained therein or have been furnished to DVS prior to the date hereof.

      Section 5.17 INSURANCE POLICIES. Section 5.17 of the Docucon Disclosure Schedule sets forth a true and complete list of all insurance policies held by Docucon or which name Docucon as an insured (or loss payee), true and correct copies of which have been delivered by Docucon to DVS. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against Docucon, which are covered by insurance, are being defended by the appropriate insurance companies and are described on the Docucon Disclosure Schedule. Docucon has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.


                                   Article VI.

                    CONDUCT OF BUSINESSES PENDING THE MERGER

      Section 6.01 CONDUCT OF DVS PENDING THE MERGER. DVS agrees that, between the date of this Agreement and the Effective Time, unless Docucon shall otherwise consent in writing:

      (a) The Business shall be conducted only in, and DVS shall not take any action except in, the ordinary course of business and consistent with past practices, except in connection with the transaction contemplated by this Agreement;



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      (b) The financial statements and books and records of DVS shall be prepared in accordance with GAAP; and

      (c) DVS shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of DVS and to preserve the current relationships of DVS with strategic partners, customers, suppliers and other persons with which DVS has significant business relations.

      (d) DVS shall obtain a minimum of Two Million Five Hundred Thousand Dollars ($2,500,000) ("CAPITAL REQUIREMENT") in new capital prior to the Merger.

      Section 6.02 CONDUCT OF DOCUCON PENDING THE MERGER. Docucon agrees that, (except with respect to the Financing (as defined below)), between the date of this Agreement and the Effective Time:

      (a) It shall conduct its business only in, and Docucon shall not take any action except in, the ordinary course of business and consistent with past practices, except in connection with the transaction contemplated by this Agreement;

      (b) Docucon shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Docucon and to preserve the current relationships of Docucon with strategic partners, customers, suppliers and other persons with which Docucon has significant business relations;

      (c) Docucon shall authorize a sufficient number of authorized but unissued and unreserved shares of Docucon Common Stock to consummate the transaction contemplated hereby.

      Section 6.03 NOTIFICATION OF CERTAIN MATTERS. Docucon shall give prompt notice to DVS and DVS shall give prompt notice to Docucon, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty of it contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of Docucon or DVS, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. On the second (2nd) business day prior to the Closing Date, Docucon and DVS shall each deliver a written statement to the other setting forth all matters requested to be disclosed pursuant to this Section 6.03 or a statement that no such matters exist.



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                                  Article VII.

                              ADDITIONAL AGREEMENTS

      Section 7.01      ACCESS TO INFORMATION: CONFIDENTIALITY.

      (a) Except with respect to information subject to applicable legal privilege and except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Docucon or DVS or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Docucon and DVS shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request; provided that neither Docucon nor DVS shall be required to disclose source code for software pursuant to this Section 7.01.

      (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Letter of Intent dated March 30, 2001 as amended September 6, 2001 (the "LOI") between DVS and Docucon.

      Section 7.02 FURTHER ACTION: CONSENTS: FILINGS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Docucon or DVS or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law, (iv) obtain DVS Consents set forth in Section 3.05 of the DVS Disclosure Schedule, and (v) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to satisfy the closing conditions set forth in Article VIII. The parties hereto shall cooperate with each other in connection with the making of all such filings. DVS agrees to use its best efforts to obtain in writing all consents, waivers or approvals from third parties whose consent, waiver or approval is necessary in connection with the transactions contemplated by this Agreement under any lease, contract, or other arrangement to which DVS is a party and the failure to obtain such consents, waiver or approval would be a breach or default or result in an acceleration of termination, including the DVS Consents.



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

      Section 7.03 PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Docucon and DVS. Thereafter, unless otherwise required by applicable Law, none of DVS, the DVS Stockholders or Docucon, nor any of their officers shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of DVS and Docucon.

      Section 7.04 INDEMNIFICATION. The Surviving Entity shall keep in effect in its Certificate of Limited Partnership and Limited Partnership Agreement, for a period six years from the Effective Time, or, if less, the period during which the Surviving Entity maintains its existence, a provision which provides for indemnification, advancements of expenses, exculpation and the like of the officers, directors and agents of DVS in a manner not less favorable to the indemnified person than provided by DVS on the date hereof, except as may be required by Law.

                                  Article VIII.

                            CONDITIONS TO THE MERGER

      Section 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of DVS, Docucon and Partnership to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

      (a) No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "ORDER") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

      (b) All authorizations, consents, orders and approvals of all Governmental Entities and officials required in connection with the transactions contemplated hereby shall have been obtained;

      (c) DVS shall have obtained the Capital Requirement, and executed all agreements, for the closing of such financing.

      Section 8.02 CONDITIONS TO THE OBLIGATIONS OF DOCUCON AND THE PARTNERSHIP. The obligations of Docucon and the Partnership to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Each of the representations and warranties of DVS and the DVS Stockholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Docucon shall have received a certificate of a duly authorized officer of DVS, on behalf of DVS, to such effect;



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      (b) DVS and the DVS Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Docucon shall have received a certificate of a duly authorized officer of DVS, on behalf of DVS, to that effect;

      (c) Docucon shall have received the opinion of Loeffler, Jonas & Tuggey, LLP, counsel to DVS, substantially in the form attached hereto as EXHIBIT G;

      (d) All promissory notes, agreements, pledges and filings shall have been terminated and be of no further force and effect and all liens with respect to the assets of DVS shall have been released, and Docucon shall have received evidence that such conditions have been satisfied by signed UCC-3 termination statements, original notes marked canceled, and cancellation of all security agreements.

      (e) No event or events shall have occurred, or be reasonably likely to occur, which have or could reasonably be expected have, a material adverse effect, and Docucon shall have received a certificate of a duly authorized officer of DVS, on behalf of DVS, to such effect;

      Section 8.03 CONDITIONS TO THE OBLIGATIONS OF DVS AND DVS STOCKHOLDERS. The obligations of DVS and the DVS Stockholders to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Each of the representations and warranties of Docucon, the General Partner and the Partnership, contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and DVS shall have received a certificate of a duly authorized officer of Docucon, on behalf of Docucon, to such effect;

      (b) Docucon, General Partner and the Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and DVS shall have received a certificate of a duly authorized officer of Docucon, on behalf of Docucon, to that effect;


      (c) Docucon to take whatever corporate action necessary to (i) convert the outstanding and issued Preferred Shares into common Shares, and (ii) terminate any issued and outstanding stock options;


      (d) DVS shall have received the opinion of the Law Offices of Mike Kreager, P.C., counsel to Docucon, substantially in the form attached hereto as EXHIBIT H;



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

      (e) No event or events shall have occurred, or be reasonably likely to occur, which have or could reasonably be expected have, a material adverse effect, and DVS shall have received a certificate of a duly authorized officer of Docucon, on behalf of Docucon, to such effect.

                                   Article IX.

                                 INDEMNIFICATION

      Section 9.01 SURVIVAL. The representations and warranties contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the DVS Disclosure Schedule, the Docucon Disclosure Schedule and any certificate, financial statement or report or other document delivered or prepared pursuant to this Agreement (collectively, the "ACQUISITION DOCUMENTS"), shall survive the Effective Time to the extent provided in this Article IX. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made from and after the Effective Time, by or on behalf of another party hereto.

      Section 9.02 INDEMNIFICATION BY DVS. DVS shall indemnify, save and keep harmless each of Docucon, the General Partner, the Partnership, the Surviving Entity and their respective officers, directors, stockholders, partners, successors and permitted assigns against and from all Damages (as herein defined) sustained or incurred by any of them resulting from or arising out of or by virtue of: (a) any inaccuracy in or breach of any representation and warranty made by DVS in Article III; or (b) any breach by DVS of or failure by DVS to comply with, any of it covenants or obligations under this Agreement.

            For purposes of this Agreement, "DAMAGES" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim.

      Section 9.03 INDEMNIFICATION BY THE DVS STOCKHOLDERS. DVS Stockholders, jointly and severally, shall indemnify, save and keep harmless Docucon, the General Partner, the Partnership and the Surviving Entity and their respective officers, directors, stockholders, partners, and successors from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by each DVS Stockholders in Article IV.

      Section 9.04 INDEMNIFICATION BY DOCUCON. Docucon shall indemnify, save and keep harmless DVS, its respective officers, directors, partners, successors and DVS Stockholders from all Damages sustained or incurred by DVS Stockholders resulting from or arising out of or by virtue of. (a) any inaccuracy in or breach of any representation and warranty made by Docucon in Article V; or (b) any breach by Docucon of or failure by Docucon to comply with, any of its covenants or obligations under this Agreement.



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      Section 9.05 LIMITATIONS.

      (a) No party shall be entitled to recover under Section 9.02, Section 9.03, or Section 9.04 until the aggregate amount which such party would recover under Section 9.02, Section 9.03 or Section 9.04, but for this
      Section 9.05, exceeds Twenty-Five Thousand Dollars ($25,000) in the aggregate, in which event such party shall be entitled to recovery for all Damages in excess of twenty-five thousand dollars ($25,000); PROVIDED, HOWEVER, that the foregoing limitation shall not apply to recovery for any inaccuracy in a representation or breach of a warranty contained in Sections 3.03, 3.04, 3.11, 3.12, 4.07, 5.03, 5.04, 5.11 and 5.13;

      (b) No party shall be entitled to recover under Section 9.02, 9.03, or
      Section 9.04 unless a claim has been asserted by written notice, setting forth the basis for such claim (a "NOTICE OF LOSS"), delivered to the other party on or prior to the date which is twelve (12) months from the Closing Date; PROVIDED, HOWEVER, that the foregoing time limitation shall not apply to recovery for any inaccuracy in a representation or breach of a warranty contained in (i) Sections 3.03, 3.04, 3.11, 3.12, and 4.07, for which there is no time period within which such Notice of Loss must be delivered to DVS or DVS Stockholders or (ii) Sections 5.03, 5.04, 5.11 and 5.14, for which there is no time period within which such Notice of Loss must be delivered to Docucon;

      (c) Notwithstanding anything to the contrary herein contained, (i) the limitations contained in this Section 9.05 shall not apply to indemnification obligations under Section 9.02 for breaches of any representations, warranties or covenants contained in this Agreement which is a result of or arises out of fraud, intentional misrepresentation or intentional torts of DVS or any DVS Stockholders; and (ii) the limitations contained in this Section 9.05 shall not apply to indemnification obligations under Section 9.04 for breaches of any representations, warranties or covenants contained in this Agreement or in any Acquisition Document delivered to the DVS Stockholders by Docucon or Partnership in connection with this Agreement which is a result of or arises out of fraud, intentional misrepresentation or intentional torts of the Docucon or Partnership.

      Section 9.06 NOTICE AND DETERMINATION OF CLAIMS. In the event any party (each an "INDEMNIFIED PARTY") desires to make a claim or demand against any other party hereto (the "INDEMNIFYING PARTY") that does not involve a Third Party Claim, the Indemnified Party shall promptly notify the Indemnifying Party of such claim (the "CLAIM NOTICE"), provided that the failure to promptly give such Claim Notice will not relieve the Indemnifying Party of his, her or its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been materially prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within fourteen (14) days from the date of delivery of such Claim Notice that such Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party disputes such claim after the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be



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      entitled under this Article IX shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or decree of any court of competent jurisdiction; or
      (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree.

      Section 9.07 THIRD PARTY CLAIMS. In the event that any Indemnified Party desires to make a claim or demand against any Indemnifying Party, in connection with any third party litigation, arbitration, action suit, proceeding, claim or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD PARTY CLAIM"), the Indemnified Party shall promptly notify the Indemnifying Party of such Third Party Claim, specifying the nature of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "THIRD PARTY CLAIM NOTICE"); provided that the failure to promptly give such Third Party Claim Notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been materially prejudiced thereby. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing (which counsel shall be appropriate for the size and nature of the matter), the defense, compromise or settlement of any Third Party Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnifying Party may participate, through counsel chosen by him, her or it and at his, her or its own expense, in the defense of such Third Party Claim, as to which the Indemnified Party has so elected to conduct and control the defense thereof; and, provided, further, that the Indemnified Party shall not, without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld), pay, compromise or settle any such Third Party Claim, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such Third Party Claim shall be adversely determined, the Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Party Claim without such consent; provided, that kn such event the Indemnified Party shall waive any right to indemnity thereof hereunder unless such consent is unreasonably withheld.

      Section 9.08 EXCLUSIVE REMEDY. Indemnification pursuant to Sections 9.02,
      Section 9.03 and Section 9.04 shall be the exclusive remedy of the parties for any misrepresentation or breach of any representation or warranty or covenant or obligation (other than violations of Section 7.03 hereof) contained herein.


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


                                   Article X.

                                   TERMINATION

      Section 10.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

      (a) by mutual written consent duly authorized by the DVS Board and the Docucon Board;

      (b) by either Docucon or DVS if the Effective Time shall not have occurred on or before December 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before March 31, 2002;

      (c) there shall be any Order which is final and non-appealable preventing the consummation of the Merger;

      (d) by Docucon upon twenty (20) business days written notice upon a breach of any material representation, warranty, covenant or agreement on the part of DVS set forth in this Agreement, or if any representation or warranty of DVS shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a), 8.02(b) or 8.02(e) would not be satisfied ("TERMINATING DVS BREACH"); PROVIDED, HOWEVER that, such Terminating DVS Breach remains uncured for twenty (20) business days, or, if sooner, at the Closing; or

      (e) by DVS upon twenty (20) business days written notice upon a breach of any material representation, warranty, covenant or agreement on the part of Docucon set forth in this Agreement, or if any representation or warranty of Docucon shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a), 8.03(b) or 8.03(d) would not be satisfied ("TERMINATING DOCUCON BREACH"); PROVIDED, HOWEVER, that, such Terminating Docucon Breach remains uncured for such twenty (20) business days, or, if sooner, at the Closing.

      Section 10.02 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Docucon or DVS or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to
      Section 10.03, PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      Section 10.03 EXPENSES. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by DVS, whether or not the Merger or any other transaction is consummated. For purposes of this Agreement, "EXPENSES" shall include all reasonable out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the filing of any required notices with any Governmental Entity and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   Article XI.

                               GENERAL PROVISIONS

      Section 11.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

      IF TO DOCUCON OR THE PARTNERSHIP:

      Docucon Incorporated
      Attn:  Robert W. Schwartz
      8 Airport Park Blvd
      Latham, New York 11201


      WITH A COPY TO:

      Law Offices of Mike Kreager, P.C.
      Attn:  Michael L. Kreager
      7744 Broadway, Suite 204
      San Antonio, Texas 782509-3262

      IF TO DVS:

      Digital Vision Systems, Inc.
      Attn:  Phillip M. Hardy
      329 E. Ramsey
      San Antonio, Texas 78216

      WITH A COPY TO:


      Loeffler, Jonas & Tuggey, LLP
      Attn:  Timothy N. Tuggey
      755 East Mulberry Avenue, Suite 200
      San Antonio, Texas 78212

      IF TO ANY DVS STOCKHOLDERS:

      The address provided in the Applicable Subscription Agreement.

      Section 11.02 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

      (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

      (b) "BUSINESS DAY" means any day on which banks are not required or authorized to close in San Antonio, Texas;

      (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

      (d) "KNOWLEDGE" means, with respect to any matter in question, that the officers of DVS or Docucon, as the case may be, responsible to the corporation with respect to such matters have actual knowledge of such matter;

      (e) "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, a "PERSON" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

      (f) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

      (g) whenever the word "INCLUDING" is used, it shall also mean "INCLUDING, WITHOUT LIMITATION".

      Section 11.03 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of the DVS Board and the Docucon Board at any time prior to the Effective Time, subject to the applicable provisions of law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      Section 11.04 WAIVER. At any time prior to the Effective Time, DVS and/or Docucon may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      Section 11.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

            Section 11.06 ASSIGNMENT: BINDING EFFECT: BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, provided, however, that either Docucon or Partnership shall be entitled to assign its rights and obligations hereunder to an affiliate. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 11.07 ARBITRATION. In the event that DVS, the DVS Stockholders and Docucon are unable to resolve a Dispute under Article XI within thirty
      (30) days after delivery of a Dispute Notice, either Docucon, DVS or the DVS Stockholders may submit the question in dispute to the San Antonio office of the certified accounting firm of Ernst & Young LLP (the "ARBITRATING ACCOUNTANT"). In the event Ernst & Young LLP is unwilling or unable to serve as Arbitrating Accountant, the parties hereto shall select by mutual agreement an internationally recognized certified public accounting firm, which is not rendering services to either Docucon, DVS or the DVS Stockholders, to serve as the Arbitrating Accountant. If Docucon, DVS and the DVS Stockholders are unable to agree on an Arbitrating Accountant pursuant to the foregoing, each of DVS, the DVS Stockholders, and Docucon shall, within forty-five (45) days after delivery of the Dispute Notice, select a disinterested arbitrator with relevant experience of its choice, and the two disinterested arbitrators so selected shall select within ten (10) days of the selection of such arbitrators, an Arbitrating Accountant. In connection with the resolution of any dispute, the arbitrator or arbitrators shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The arbitrator or arbitrators so selected shall render a written decision as promptly as practicable, but in no event later than twenty (20) days after submission of the matter to him, her or them. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered on such decision in a court of competent jurisdiction. To the extent not otherwise provided herein, the commercial arbitration rules of the American Arbitration Association as in effect at the time of any arbitration shall govern such arbitration in all respects. The fees and expenses of the arbitrator or arbitrators shall equally be shared among DVS, the DVS Stockholders and Docucon.

      Section 11.08 INCORPORATION OF EXHIBITS. The DVS Disclosure Schedule, the Docucon Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      Section 11.09 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      Section 11.10 NO STRICT CONSTRUCTION. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person or entity.

      Section 11.11 GOVERNING LAW: FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that state. Each of the DVS Stockholders, DVS, Docucon and the Partnership hereto irrevocably consent and submit to the exclusive jurisdiction of any local, state or federal court within the County of Bexar in the State of Texas for enforcement of this Agreement. Each of the DVS Stockholders, DVS, Docucon and the Partnership irrevocably waive any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

      Section 11.12 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 11.13 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      Section 11.14 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the DVS Disclosure Schedule and the Docucon Disclosure Schedule), the Confidentiality Agreement and the LOI constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date written above.

                                          DOCUCON INCORPORATED


                                          By:
                                                ------------------------------
                                          Name:  Robert W. Schwartz
                                          Title: President and Director


                                          DIGITAL VISION SYSTEMS, INC.


                                          By:
                                                ------------------------------
                                          Name:  Phillip M. Hardy
                                          Title: President and Director


                                          DocuconMerger, L.P.

                                          By:  DocuconSub, L.L.C.


                                          By:
                                                ------------------------------
                                          Name:  Robert V. Schwartz
                                          Title: President and Manager
                                                 of General Partner


                                          DVS STOCKHOLDERS


                                          ---------------------------

                                          ---------------------------

                                          ---------------------------

                                          ---------------------------

                                          ---------------------------

                                          ---------------------------

                                          ---------------------------

                              Section 3.06 Schedule

                              Absence of Litigation





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                                      100

                              Section 3.10 Schedule

                                    Contracts




                       DVS SALE REPRESENTATIVE AGREEMENTS


BurLloyd, Inc.
4308 Normandy
Dallas, TX 75205
Effective Date: September 1, 2001

2001Gauardian Security Systems
Floor No. 12/Falt No. 125
El Maadi-Cairo- Egypt
Effective Date: September 9, 2001

Midwest Sales
60 S. Grove Ave.
Elgin, IL 60120
Effective Date: October 1, 2001

Mooncom
12760 N. Shannon Dr.
Shakopee, MN 55379
Effective Date: October 1, 2001

Timmarron Partners, Inc.
1200 S. White Chapel Road
Southlake, TX 76092
Effective Date: August 29, 2001

F.M. Valenti, Inc.
5 Bourbon Street
Peabody, MA 01960-1339
Effective Date: September 19, 2000


Weller Electronic Sales, Inc.
1319 Worthington Woods Blvd.
Worthington, OH 43085
Effective Date: August 1, 2000

                              FINANCING AGREEMENTS


Mid-America Finance
P.O. Box 54617
Oklahoma City, OK
(Financing of Directors and Officers Liability Insurance premiums)
Amount Financed:    $22,191.67
First Pmt. Date:    December 26, 2001
Monthly Payment:    $ 2,547.14
Term:               Nine Months
Interest Rate:      7.85%

                              Section 3.16 Schedule

                               Insurance Policies


                     DIRECTORS AND OFFICERS LIABILITY POLICY


  e-perils.com
  Binder Number: 13438
  Limits of Liability:  1,000,000 Aggregate (Including Defense Costs)
  Policy Period:        From:                    November 26, 2001
                        To:         12:01 A.M. on January 26, 2002

                               PROPERTY INSURANCE


  American States Insurance Company of Texas
  Policy Number:  04-BO-009168-2
  Limits of Liability:  Business Personal Property:    $210,000
                        Business Income:               Actual Loss Sustained
                        Tenants Liability:             See Business Liability
                        Outdoor Signs:                 $  7,500
                        Money and Securities:
                            Inside the Premises:       $ 10,000
                            Outside the Premises:      $  5,000
                        Accounts Receivable:           $ 25,000
                        Valuable Papers and Records:   $ 25,000
                        Sewer or Drain Back-Up         $  5,000
                        Ordinance or Law               Actual Loss Sustained
  Policy Period:        From:            12:01 A.M. on August 16, 2001
                        To:              12:01 A.M. on August 16, 2002



                      SMALL GROUP EMPLOYEE HEALTH INSURANCE


  BlueCross BlueShield of Texas
  Group Number: 67756
  Plan Selected: M409
  Effective Date:  January 1, 2001

                              Section 3.19 Schedule

                                    Premises


                                 LEASE AGREEMENT

  Landlord:          Ramsey Loop Realty Corp., a Texas Corporation
  Tennant:           Digital Vision Systems, Inc., a Nevada Corporation
  Leased Premises:   Suite 329/330, consisting of approx. 5,770 square feet
  Address:           329 E. Ramsey
                     San Antonio, TX 78216
  Term:              From: September 1, 2000
                     To:   August 31, 2001
                     (Currently leasing month to month)
  Monthly Lease Pmt: $4,327.50
  Security Deposit:  $8,655.00

                              Section 5.06 Schedule

                              Absence of Litigation





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                                      105

                              Section 5.13 Schedule

                              Intellectual Property




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                                      106

                              Section 5.14 Schedule

                                      Taxes

It was discovered on December 19, 2001 that Docucon has not filed its 2000 Delaware Franchise Tax Return. The filing deadline of this tax return was March 1, 2001. It is not currently known what the amount of taxes, interest and penalty may be due. Docucon is in the process of having this delinquent return prepared by its accountants, Ernst & Young. DVS is aware that this return has not been filed.

                              Section 5.17 Schedule

                               Insurance Policies


            DIRECTORS AND OFFICERS LIABILITY AND REIMBURSEMENT POLICY


  Zurich American Insurance Company
  Policy Number: DOC 9273638 00
  Limits of Liability:  (A)   Each Loss              $1,000,000
                        (B)   Each Policy Period     $1,000,000
  Policy Period:        From: 12:01 A.M. on February 16, 2001
                        To:   12:01 A.M. on February 16, 2002
      Insured Persons:        Any person who has been, now is or shall become a
duly elected director or a duly elected or appointed officer of the Company.

                              Section 5.18 Schedule

                                    Contracts


                             DELL FINANCIAL SERVICES

  2 Dell 18,2GB Servers with Accessories
  Lease Number: 077585209-001 & 077585209-002
  Amount:         $26,197.00
  Date:           July 2, 1999
  Term:           36 Months
  Interest Rate:  11.67% (imputed)
  Monthly Pmt:    $865.96

Docucon may have additional contracts with ComputerShare Investor Services, The Depository Trust Company and others. If any other contractual relationships do exist, other than the above-mentioned Dell Financial Services leases, those contracts or agreements cannot be located at this time. DVS is aware, however, that contracts or agreements may exist with ComputerShare Investor Services and The Depository Trust Company.

                                    EXHIBIT B

                              DOCUCON, INCORPORATED

                          ----------------------------
                      2002 NON-QUALIFIED STOCK OPTION PLAN
                        ---------------------------------

SECTION 1 -- PURPOSE

       The Purpose of this 2002 Stock Option Plan (this "Plan") is to advance the interest of Docucon, Incorporated (the "Company"), a Delaware corporation, by providing an opportunity to selected officers, directors and employees of the Company and its subsidiaries and affiliates to purchase common stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate officers, directors and employees. It is intended that this purpose will be effectuated by issuance of nonqualified stock options ("nonqualified options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2 -- EFFECTIVE DATE

       The Plan shall be effective as of March 15, 2002, or the date as of which it is adopted by the stockholders and the Board of the Company (the "Effective Date"), whichever is later. Shareholders may vote in person or by proxy on this issue.

SECTION 3 -- STOCK SUBJECT TO THE PLAN

       Options issued under this Plan shall be exercisable for the Company's common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate three hundred and seventy-five thousand (375,000) shares of the common stock, $.01 par value, of the Company (the "Shares"), subject to adjustment as provided in Sections 8 and 9 below. Under this Plan, options will be made available over a three- year period of time and granted as of the first day of each year. Any Shares subject to an option that for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

SECTION 4 -- ADMINISTRATION

        This Plan shall be administered by a committee consisting of an equal number of (i) two or more officers of the Company appointed by management of the Company; and (ii) two or more non-employee members of the Board of Directors of the Company appointed by the Board (the "Committee"), each of whom meets any applicable requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, as applicable to the Company at the time ("Rule 16b-3"). Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. The Committee shall have the right to set the size and terms of the option agreements including vesting schedules, price, option period, and other decisions consistent with the purpose of this Plan; and these determinations need not be the same for any options agreements. All decisions made by the Committee shall be by a majority vote. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Company. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

SECTION 5 -- ELIGIBLE PARTICIPANTS

        Options issued under this Plan may be issued to such officers, directors or employees of the Company as are selected by the Committee. No employee may be granted options to acquire, in the aggregate, more than 150,000 Shares under the Plan (subject to adjustment as provided in Sections 8 and 9 below) during any fiscal year of the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the Shares subject to such option shall be included in the determination of the aggregate number of Shares deemed to have been granted to such employee under the Plan.

SECTION 6 -- DURATION OF THE PLAN

        This Plan shall remain in effect indefinitely, unless terminated earlier pursuant to Section 13 hereof, provided no incentive options may be issued after the tenth anniversary of the Effective Date. Options issued on or before the date of this Plan's termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

SECTION 7 -- TERMS AND CONDITIONS OF OPTIONS

        Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Committee shall approve from time to time, which instruments shall evidence the following terms and conditions, and such other terms and conditions (which need not be the same in different opvions) not inconsistent with the Plan as the Committee may approve from time to time:

(a) PRICE. The purchase price per Share of stock payable upon exercise of each nonqualified option issued hereunder shall be determined by the Committee. Fair market value shall be determined in accordance with procedures to be established in good faith by the Committee and, with respect to incentive options, conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

(b) NUMBER OF SHARES. Each option agreement shall specify the number of Shares to which it pertains.

(c) VESTING PERIOD. Each option issued under the Plan shall vest and be exercisable in accordance with the schedule determined by the Committee and set forth in the written instrument evidencing the Options issued hereunder, subject to adjustment as provided in Section 8 and 9 below. Such schedule may be amended by mutual agreement of the Committee and the optionee. In the event that the Participant ceases to be an officer, director or employee of the Company for any reason prior to the time a Participant's option becomes fully exercisable, the option will terminate with respect to the Shares as to which the option is not then vested and exercisable and all rights of the Participant to such Shares shall terminate without further obligation on the part of the Company, unless otherwise agreed by the Committee and evidenced in writing. In the event that the Participant ceases to be an officer, director or employee of the Company after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof, unless otherwise agreed by the Committee.

(d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment of the aggregate option exercise price shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check;
      (iii) if permitted by vote of the Committee and stated in the Option agreement, subject to Section 13(c) below, by delivery and assignment to the Company of Shares previously owned by the optionee for more than six months and having a value equal to the Option price; (iv) if permitted by vote of the Committee and stated in the Option agreement (and if permitted by applicable law), through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Committee.

(e) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver Shares upon exercise of an option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment act withholding obligations. If permitted by vote of the Committee and stated in the stock option agreement, subject to Section 13(c) below, the optionee may satisfy the obligation, in whole or in part,
      (i) by electing to have Shares withheld having a value equal to the amount to be so satisfied (but not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise), or (ii) by delivery and assignment to the Company of Shares previously owned by the optionee having a value equal to the amount to be so satisfied (but unless such Shares have been owned by the optionee for more than six months, not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise). The value of Shares to be withheld or assigned shall be determined based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined.

(e) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to perform services as an employee (or in the case of nonqualified options, as an officer, director or employee), unless otherwise provided in the optionee's option agreement, or unless otherwise agreed by the Committee; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option. Unless otherwise determined by the Committee, options may be exercised if, at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the optionee was an employee, director, or officer of the Company (unless the Company terminates such employment for cause or unless the optionee terminates his or her employment without the written consent of the Company, in which events the option terminates immediately on the employment termination date); provided, however, that the option may also be exercised for up to one year after the employment termination date if the optionee is disabled within the meaning of section 37 (e) (3) of the internal Revenue Code of 1986, as amended (or any section that may be substituted for such Section), but in no event at a date later than the termination date of the option. If an optionee should die at any time when any portion of an option granted herein to him or her shall be exercisable by him or her, the option will be exercisable in whole or in part during the next year succeeding his or her death by the person or persons to whom, his or her rights under the option shall have passed by Will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. Option shares that terminate will revert to the plan and will be available for reissue.

(g) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any Share covered by this option until the purchase thereof.

(h) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under
      Section 16 of the Exchange Act, and in the case of an incentive option, only if then permitted for incentive options under the Code and applicable regulations and rulings), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Options do not have to be exercised sequentially in the order granted to the optionee.

(i) REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Committee be subject to repurchase by the Company if and to the extent specifically set forth in the option agreement pursuant to which the Shares were purchased.

(j) OPTION AGREEMENT - FORM. The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.



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SECTION 8 -- STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATION

       In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

SECTION 9 -- MERGER; SALE OF ASSETS; DISSOLUTION

      In the event of a change of the Company's common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or portions thereof then unexercised and the price per share thereof shall be appropriately adjusted by the Committee, as determined in the sole discretion of the Committee. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, the Committee, in its discretion, may declare (a) that all outstanding options issued hereunder are to be terminated after giving at least 30 days' notice to holders of outstanding options (but if the Committee determines that 30 days' notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), (b) that any outstanding option issued hereunder shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to the option would have been entitled, or (c) that the Company or resulting corporation will purchase all outstanding options issued hereunder from the optionees at a price per Share as to which the option is outstanding, unexercised and vested equal to the difference between the price at which Shares of the Company are to be purchased or exchanged in the transaction and the option price stated in the option agreement. The Committee, in its discretion, may declare that any unvested options will immediately and fully vest. And the Committee, in its discretion, has the right to terminate this Plan in the case of a merger, purchase, formation of a holding company or similar reorganization.

SECTION 10 -- CERTAIN DEFINITIONS

  (a) The term "employee" shall have, for purposes of the Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder.



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  (b) the term "option", unless otherwise indicated, means either an incentive option or a nonqualified option.

  (c) the term "optionee" means an officer or employee to whom an option is issued under this Plan.

SECTION 11 - BOARD OF DIRECTORS - NO RIGHT TO REELECTION

        Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors or Committee thereof to nominate any Director for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

SECTION 12 -- REGULATORY COMPLIANCE AND LISTING

  (a) The issuance or delivery of any Shares subject to exercisable Options hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

  (b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of the Exchange Act and Rule 16b-3, subject, in the case of incentive options, to applicable requirements for incentive options under the Code, the Committee may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

  (c) Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares or to make payment of any portion of a tax withholding obligation with respect to an option exercise with Shares or by withholding of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under
Section 16 of the Exchange Act.

SECTION 13 -- TERMINATION OR AMENDMENT OF PLAN

      The Board of Directors shall have the right to amend, suspend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall (a) affect any right or obligation with respect to any option theretofore issued; or (b) if this Plan has been approved by the Company's stockholders, make any modification or amendment affecting incentive options, for which stockholder approval is required under the Code, unless such amendment or modification affecting incentive options has been approved by the stockholders. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy,





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nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company's common stock is listed.





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                              DOCUCON, INCORPORATED
                SPECIAL MEETING OF STOCKHOLDERS - MARCH 15, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints EDWARD P. GISTARO and ROBERT W. SCHWARTZ, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share of Docucon, Incorporated which the undersigned could vote if personally present at the Special Meeting of Stockholders of Docucon, Incorporated to be held at 329 E. Ramsey, San Antonio, Texas 78216, on Friday, March 15, 2002, at 9:30 a.m., Central Standard Time, and any adjournment thereof:

      1. Approve and adopt the Agreement and Plan of Merger, as amended, by and among the Company, DocuconMerger, L.P., a wholly owned subsidiary of the Company, and Digital Vision Systems, Inc. ("DVS").

                [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      2.    Authorize the Board of Directors to effect a reverse split of one
            (1) share of the Company's common stock (the "Common Stock") for fifteen (15) shares of the Company's issued and outstanding Common Stock, to facilitate the merger with DVS.

                [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      3. Amend the Company's Articles of Incorporation to change the Company's name to "DVS Holdings, Inc."

                [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      4. Elect five new directors to a seven-person Board of Directors. Two of the current directors will continue in office, and five new directors will be added by DVS.

                [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      5.    Approve and adopt the 2002 Non-Qualified Stock Option Plan.

                [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the proposed merger described above.


      Dated ________________, 2002        Signatures(s)_________________________


                                          ________________________ (Please sign
                                          exactly and as fully as your name
                                          appears on your stock certificate.
                                          If shares are held jointly, each
                                          stockholder should sign.)
                                          Print Name(s)________________________


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED



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